Note: Information in this document marked with "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                                                    EXHIBIT 10.6


                                MASTER AGREEMENT

                                  BY AND AMONG

                          STARBAND COMMUNICATIONS INC.

                                       AND

                          GILAT SATELLITE NETWORKS LTD.

                                       AND

                                  SPACENET INC.









                         DATED AS OF SEPTEMBER 29, 2000









                                  CONFIDENTIAL

                                    C0NTENTS

1.       Scope of Agreement......................................................................................1

2.       Gilat/Spacenet Products & Services - Order Priority.....................................................2

3.       Software License and Support/Intellectual Property......................................................3

4.       Telecommunications Services.............................................................................4

5.       Exclusivity/Non-Compete.................................................................................5

6.       Research and Development................................................................................5

7.       Transition Services.....................................................................................5

8.       Transitional Cooperation................................................................................6

9.       Term....................................................................................................7

10.      Charges and Payment.....................................................................................7

11.      Representations and Warranties..........................................................................9

12.      Confidential Information...............................................................................12

13.      Dispute Resolution.....................................................................................13

14.      Notices................................................................................................14

15.      Termination Rights.....................................................................................15

16.      Limitation of Liability and Indemnification............................................................17

17.      Governing Law; Jurisdiction............................................................................19

18.      Assignment.............................................................................................19

19.      Waiver of Compliance...................................................................................19

20.      Most Favored Nation....................................................................................19

21.      Export Restrictions....................................................................................20

22.      Force Majeure..........................................................................................20

23.      Verification...........................................................................................20

24.      Entire Agreement; Amendments...........................................................................20

25.      Survival...............................................................................................21

26.      Severability...........................................................................................21

27.      Counterparts...........................................................................................21

28.      Headings...............................................................................................21

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                                   ATTACHMENTS

ATTACHMENT A...............................................................................G/S Products & Services

ATTACHMENT B..........................................................................StarBand Products & Services

ATTACHMENT C....................................................................Description of Transition Services

ATTACHMENT D......................................................................ERP System and One-Time Payments

ATTACHMENT E...................................................................................Transition Managers

ATTACHMENT F.............................................Additional Terms and Conditions for Internet Connectivity

ATTACHMENT G.....................................................................................Non-Compete Terms

ATTACHMENT H....................................................................Product Performance Specifications

ATTACHMENT I.................................................................Telecommunications Services Agreement


                                  CONFIDENTIAL

                                MASTER AGREEMENT


         This Master Agreement together with the Attachments hereto (the "Agreement") entered into as of September 29, 2000, ("Effective Date") by and among StarBand Communications Inc., with its headquarters at 1760 Old Meadow Road, McLean, Virginia 22102 USA ("StarBand"), Gilat Satellite Networks Ltd., with its headquarters at Yegia Kapayim St. Daniv Park, Kiryat Arye, Petah Tikva 49130 Israel ("Gilat"), and Spacenet Inc., with its headquarters at 1750 Old Meadow Road, McLean, Virginia 22102 USA ("Spacenet").

         WHEREAS, StarBand is partly owned by Spacenet, a wholly owned subsidiary of Gilat and was established for the purpose of providing satellite Internet access to North American consumers, small business and home office customers and ISPs serving such customers;

         WHEREAS, Gilat and Spacenet wish to provide certain telecommunications related equipment and services to StarBand and StarBand wishes to provide certain telecommunications equipment and services to Spacenet;

         WHEREAS, Gilat and Spacenet have and currently are providing certain functionality and a number of transition related services to StarBand to assist StarBand's operations;

         WHEREAS, StarBand, Spacenet and Gilat wish to define certain commercial dealings with one another and reduce such definition to writing.

         NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, StarBand, Gilat and Spacenet agree as follows:

1.       Scope of Agreement.

         (a) Products and Services to be provided by Gilat and/or Spacenet. Gilat and/or Spacenet, as specified, either directly or through one of their subsidiaries, will provide certain telecommunications equipment ("Equipment") and licensed software ("Software"), and will provide access to satellite capacity ("Space Segment," together referred to as the "G/S Products & Services") at StarBand designated remote subscriber and retail locations (each subscriber or retail location herein defined as a "Site") and will install and maintain certain telecommunications equipment at retailer Sites, on terms and as specified in Attachment A hereto. In the event that Spacenet provides Internet connectivity to StarBand pursuant to the provisions of Attachment A, the additional terms and conditions for Internet connectivity service identified on Attachment F shall apply to the provisions of such Internet connectivity. The product performance specifications for the G/S Products & Services are attached hereto as Attachment H. The parties will also, from time to time, upon mutual agreement, add technical specifications to Attachment A regarding the G/S Products & Services.

                                  CONFIDENTIAL

         (b) Products and Services to be provided by StarBand. StarBand shall provide Spacenet with StarBand products and services (the "StarBand Products & Services") as set forth in Attachment B. The StarBand Products & Services and terms and conditions of their provision to Spacenet will be further described by mutual written agreement of the parties at the time of the provision of such StarBand Products & Services, subject to basic commercial terms set forth in Attachment B. The StarBand Products & Services are preliminarily described in Attachment B hereto.

         (c) Consulting and Administrative Services provided by Gilat and/or Spacenet to StarBand. To facilitate StarBand's transition to its own systems and processes, Gilat and/or Spacenet, as specified, will provide to StarBand to the extent indicated herein, certain consulting and administrative services and functions, and such other services as agreed by the parties that may be reasonably required to operate the StarBand business (collectively the "Transition Services.") The terms and conditions, including prices, for those Transition Services are described in Attachment C to this Agreement. Any additional services required by StarBand and agreed upon by Gilat and/or Spacenet will be provided on commercially reasonable terms to be determined at a later date by mutual agreement of the parties.

         (d) ERP System and One-Time Payments. Spacenet will (by sublicense, use rights or the like) provide certain rights to StarBand (or reasonably assist StarBand in acquiring such rights as specified in Attachment D) in an ERP Service Group (business application software). Additionally, StarBand shall make certain one-time payments in consideration of Gilat's and Spacenet's commercial efforts and expenses in establishing StarBand as a company. The terms and conditions and prices associated with the ERP rights and the one-time payments are detailed in Attachment D.

2.       Gilat/Spacenet Products & Services - Order Priority.

         Gilat agrees to give priority to allocating sufficient manufacturing capacity to producing and timely delivering the G/S Products & Services to be provided hereunder to StarBand in accordance with accepted delivery dates. To achieve this result, Gilat and StarBand agree to the following procedures:

         (a) By the first day of each month, StarBand shall submit to Gilat order forecasts for the next twelve (12) months. The forecast for the first three (3) months shall be a firm order. The forecast for the next three (3) months shall be a binding forecast subject to an adjustment of a maximum of plus or minus [*] of the total amount set forth in the forecast. The forecast for the next three (3) months shall be a binding forecast subject to an adjustment of a maximum of plus or minus [*] of the total amount set forth in the forecast. For the last three (3) months, the order is only a forecast.


[*] Certain information on this page has been omitted and filed separately with the COmmission. Confidentail treatment has been requested with repect to the omitted portions

                                  CONFIDENTIAL

         (b) Gilat shall accept all firm purchase orders within the StarBand forecast that StarBand places with Gilat at least ninety (90) days prior to the required delivery date, subject to the [*] capacity terms below. If, at the start of a calendar quarter, accepted StarBand firm purchase orders represent less than [*] of Gilat's capacity to produce for that quarter products of the kind that StarBand ordered for that quarter, Gilat agrees to accept during the first fifteen
                  (15) days of that quarter additional firm purchase orders from StarBand for up to [*] of such capacity.

         (c) If manufacturing or delivery problems arise that affect Gilat's forecasted capacity and require Gilat to allocate quarterly output among customers with accepted firm orders, Gilat agrees to supply StarBand with the greater of (i) [*] of Gilat's actual quarterly output of products of the kind ordered by StarBand for the duration of such problems, or (ii) a percentage of Gilat's actual quarterly output for the duration of such problems calculated by dividing (A) the quantity of StarBand's accepted firm orders for the calendar quarter at the time that the problems arise by (B) the total quantity of firm orders from all parties for that quarter, provided that in no event shall StarBand be entitled to any more than [*] of Gilat's actual quarterly output of products of the kind ordered by StarBand for the duration of such problems.

3.       Software License and Support/Intellectual Property.

         (a) "Software" means any computer program, including any modifications, updates, or additions, which may be included in or with Gilat-provided Equipment as object code, or in executable form in any medium, and related materials such as diagrams, manuals and other documentation which are for use with the Equipment provided to StarBand under this Agreement.

         (b) Gilat hereby grants to StarBand (including a right to sublicense to its customers) and StarBand accepts a non-exclusive license to use or have used the Software residing in Gilat-provided Equipment, but only for the purpose of causing such Equipment to operate for the provision of transmission services and not otherwise. StarBand shall not permit any third party to gain access to the Software or transfer the Software to any third party, copy or permit to have copied the Software, reverse engineer, disassemble, de-compile, or transmit the Software in any form or by any means. Software is and shall remain the exclusive property of Gilat or Gilat's vendors. No license other than that specifically stated herein is granted to StarBand, and StarBand shall have no right under patent, trademark, copyright, trade secret or other intellectual property of Gilat or Gilat's vendors other than that granted herein.

         (c) The service fees detailed in Attachment A cover to the extent paid, the Software license and maintenance for the applicable Software for the Agreement Term. During the Agreement Term, Gilat will provide remedial software support services so that Gilat's software operates on the Gilat-provided Equipment. For as long as StarBand remains current in its payment of all charges hereunder and continues the relevant optional services (e.g., Internet Group Services), there is no additional

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions



                                  CONFIDENTIAL
                  charge for Software releases or updates covered by such charges that Gilat may incorporate into its shared hub services to StarBand.

         (d) All intellectual property rights subsisting in or related to the Equipment and Software and/or Transition Services, including but not limited to patents and other know-how and copyright, both registered and unregistered, owned and/or otherwise used by Gilat and all goodwill related thereto (collectively the "IP Rights") are and shall remain at all times the exclusive property of Gilat or, as the case may be, its vendors and/or licensors. StarBand shall not have or acquire any right, title or interest in or otherwise become entitled to any IP Rights by taking delivery of, making payment for, distributing and/or selling or otherwise using or transferring the Equipment, Software or Transition Services, other than such rights granted in this Agreement.

4.       Telecommunications Services.

         (a) The parties will negotiate in good faith the compensation and reimbursement to Gilat for its contribution to the StarBand 1 and StarBand 2 satellites.

         (b) Without limiting 4(a) above, StarBand and Spacenet have entered into a telecommunications service agreement dated as of February 15, 2000, (the "Telecommunication Services Agreement") pursuant to which Spacenet provides StarBand with telecommunication facilities and services necessary to provide satellite communication services. That agreement which is attached hereto as Attachment I, and the terms and conditions of such agreement are incorporated herein by reference. In the event that the Telecommunications Services Agreement is not renewed in accordance with its terms because MSN does not exercise the option to renew the agreement, Spacenet and StarBand hereby agree that the Telecommunications Services Agreement shall be extended automatically for the term of this Agreement unless otherwise agreed, except that (i) with respect to space segment, StarBand shall continue to be responsible for space segment contracted for StarBand under the Telecommunications Services Agreement (including but not limited to GE4), and (ii) with respect to FCC licensing, the Telecommunications Services Agreement shall continue until the FCC licenses pursuant to which Spacenet provides service to StarBand are assigned to or otherwise acquired by StarBand for the provision by StarBand of such services, after obtaining FCC consent. To the extent that the terms and conditions of the Telecommunications Services Agreement and this Agreement are inconsistent, the terms and conditions of the Telecommunications Services Agreement shall prevail with respect to the operation of any FCC licensed facilities used by Spacenet to provide telecommunications services to StarBand.

         (c) Preservation of Spacenet's Control. StarBand hereby recognizes and acknowledges that Spacenet holds licenses issued by the Federal Communications Commission covering certain equipment and facilities located at Spacenet's facilities in McLean, Virginia, and Marietta, Georgia, which are used by Spacenet for the provision of telecommunications services to StarBand. Under the terms of

                                  CONFIDENTIAL

                  Spacenet's FCC licenses, Spacenet is required to retain control over the operation of that equipment and facilities unless prior consent is obtained from the FCC to transfer control over the equipment and facilities to others, including StarBand. StarBand and Spacenet hereby covenant and agree that Spacenet will retain control over the equipment and facilities licensed by the FCC to Spacenet during the term of this Agreement and nothing in this Agreement shall be construed to give StarBand any control over that equipment or facilities, unless and until prior FCC consent is obtained to transfer control of the licensed equipment and facilities to StarBand.

5.       Exclusivity/Non-Compete.

         (a) Spacenet and Gilat agree that StarBand has exclusive rights, as defined by the terms of the non-compete provisions set forth in Attachment G hereto.

         (b) Spacenet and Gilat undertake to use their best commercially reasonable efforts to maintain price competitiveness of the Equipment it sells to StarBand in the StarBand marketplace. StarBand undertakes to purchase the G/S Products & Services and any equipment and services performing similar functionality in the future, solely from Gilat and Spacenet (or third parties identified by either of them), provided that Gilat complies with the Most Favored Nation provisions in paragraph 20 hereof and the non-compete provisions detailed in Attachment G hereof.

6.       Research and Development.

         (a) Gilat agrees to be responsible for all research and development costs related to the ongoing development of the Skystar Advantage and the SkyBlaster products. Agreements relating to future products or modification to the existing Skystar Advantage and SkyBlaster products which support StarBand's projects may be entered into in the future between Gilat and StarBand, at arms length and at rates to be mutually agreed upon. For the first two years of this Agreement, StarBand shall pay to Gilat [*] per calendar quarter, provided that priority for research conducted using these monies shall be toward modifying the product and service in light of consumer experience and field feedback on the Skystar Advantage and the SkyBlaster products. Gilat and StarBand will consult during the first calendar quarter of each year to discuss the planned research projects and associated budgets for the next two years.

         (b) Beginning on January 1, 2001, StarBand agrees to share with Gilat the cost of the product development focused exclusively on reducing the cost to manufacture the USB boxes which are being provided by Gilat to StarBand hereunder. Gilat and StarBand agree to discuss further the specific details of this research, the total cost of the research, the relative share of that cost that each party will bear, and the manner in which the benefits from that research will be shared between them.

7.       Transition Services.


[*] Certain information on this page has been omitted and filed separately with
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                                  CONFIDENTIAL

         (a) Attachment C describes the Transition Services to be provided under this Agreement, including, without limitation, name of service, pricing, and scope of service.

         (b) Except as otherwise provided in this Agreement or unless otherwise terminated pursuant to the terms detailed in Attachment C, Gilat and/or Spacenet, as applicable, shall provide or cause to be provided each of the Transition Services beginning on the Effective Date or the date indicated in Attachment C and continuing through to the expiration of the Transition Services Term, as such term is defined in
                  Section 9(b) below, unless otherwise terminated pursuant to the terms detailed in Attachment C.

         (c) StarBand may request Gilat and/or Spacenet, as applicable, to provide additional or modified Transition Services that are not described in Attachment C. Gilat and/or Spacenet, as applicable, will use commercially reasonable efforts to accommodate any reasonable requests by StarBand to provide additional or modified Transition Services. In order to initiate a request for additional or modified Transition Services, StarBand shall submit a request in writing to Gilat and/or Spacenet specifying the nature of the additional or modified Transition Services and requesting a cost estimate and time frame for completion. Gilat and/or Spacenet shall respond within ten (10) days to such written request. Only if StarBand accepts Gilat's and/or Spacenet's offer to provide the additional or modified Transition Services, will such additional or modified Transition Services be provided hereunder and according to the terms agreed to by the parties in writing.

         (d) From the Effective Date forward, the parties will use commercially reasonable efforts to work together and begin the process of migrating the Transition Services from Gilat and/or Spacenet to StarBand such that the completion of the migration of the Transition Services shall occur as soon as reasonably practicable.

8.       Transitional Cooperation.

         (a) StarBand, Gilat and Spacenet will cooperate to assure an orderly and efficient Transition. Each party shall make available, as reasonably requested by the other party, sufficient resources and timely decisions, approvals and acceptances, in order that each party may perform its obligations under this Agreement in a timely and efficient manner.

         (b) So long as any Transition Services are being provided under this Agreement and thereafter, Gilat and/or Spacenet will provide StarBand with copies of all then existing files, records and operational data relating to such Transition Services as may be reasonably requested by StarBand (including third party expenses separately charged to StarBand), and such other information as may be reasonably requested by StarBand, including reasonable access to such employees of Gilat and/or Spacenet having knowledge of such Transition Services.

                                  CONFIDENTIAL

         (c) If the provision of a Transition Service in whole or in part requires the consent of a third party to the assignment of any license or other agreement, Gilat and/or Spacenet shall use best commercial efforts to obtain such consent. If Gilat and/or Spacenet are unable to obtain any such consent after using best commercial efforts, then the parties will agree upon a commercially reasonable alternative that next best approximates such Transition Service.

         (d) If requested by StarBand in connection with the Transition, Gilat and/or Spacenet shall use best commercial efforts to assist StarBand in its efforts to enter into a license or other agreement with any third party with whom Gilat and/or Spacenet and any of their affiliates have a commercial relationship.

         (e) Each party shall appoint a person for the purpose of coordinating the Transition and the provision of the Transition Services. The initial representatives of the parties are the persons set forth on Attachment E.

9.       Term.

         (a) This Agreement shall become effective upon and the term shall commence at the Effective Date and shall terminate four (4) years thereafter (the "Term"), and shall automatically renew for additional two (2) year terms for as long as the terms of paragraph 20 regarding Most Favored Nation and paragraph 5 and Attachment G regarding exclusivity are complied with, or such extended term as mutually agreed to by the parties in writing. The pricing provisions related to the provision of G/S Products & Services hereunder shall be renegotiated in good faith between the parties every two years, and such renegotiated pricing provisions shall be attached hereto and become a part hereof. If the parties fail to agree to new prices, then the current prices will remain in effect until the parties reach agreement on new pricing.

         (b) With respect only to the Transition Services described in Attachment C to be provided by Gilat and/or Spacenet, the term for the provision of the Transition Services shall be two (2) years from the Effective Date (the "Transition Services Term"), or such later date as mutually agreed to by the parties in writing.

10.      Charges and Payment.

         (a) Gilat shall ship Equipment to StarBand in material compliance with confirmed delivery dates in order to achieve a consistent supply of product over each calendar quarter. All payments made under this Agreement shall be in U.S. Dollars. The prices for the G/S Products & Services provided hereunder are set forth in Attachment A. Except as otherwise provided herein, all payments for Equipment and services and all other items delivered or otherwise provided under the terms of this Agreement in any calendar quarter are due and payable no later than one (1) business day prior to the end of the quarter in which the Equipment, services, or other items were delivered, provided that StarBand receives necessary documentation (e.g., invoice, packing list, freight documents) at least five (5)

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

                  business days before the date on which payment is due. StarBand shall not be responsible for payment of non-conforming product (that is, product that does not meet the then applicable product performance specifications set forth in Attachment H). For non-conforming product on which StarBand has already made payment, StarBand shall offset the price of that product against current accounts payable.

         (b) The terms of sale for all shipments from Gilat shall be FOB Israel, U.S. duty paid and from Spacenet, Ex factory. For shipments from Gilat, StarBand will be responsible only for the cost of freight for the item as though it were shipped from Israel to the United States, plus associated insurance and U.S. customs brokerage expenses. Gilat (or its agent) shall act as U.S. importer of record for all imports and shall be responsible for all charges in addition to the freight, insurance, and brokerage amounts to be paid by StarBand. Should any products subject to this Agreement become subject to U.S. import duties, Gilat and StarBand agree to share such duties equally, provided that StarBand will in no event be responsible for any antidumping or countervailing duties (or deposits thereof) that might be imposed on such products.

         (c) Payments to Gilat or Spacenet, as the case may be, for Transition Services provided under Attachment C hereto for Transition Services provided during the calendar quarter beginning July 1, 2000, and payments for the ERP system and one-time charges described in Attachment D hereto shall be made in three equal monthly installments due on the last business day of October, November and December 2000.

         (d) All charges for products or services and other items provided under this Agreement are exclusive of federal, state, and local and non-US sales, use, excise, utility, value-added and gross receipts taxes, universal service fees any other U.S. tax withholding or similar deductions and assessments, and other similar tax-like charges and tax-related surcharges relating to charges or costs imposed by governmental or quasi-governmental entities or other unaffiliated third parties, all of which shall be borne and paid by StarBand. StarBand, Spacenet, and Gilat, as appropriate, each agree to provide the others with a duly authorized tax exemption certificate, if applicable. Taxes based on each parties' net income shall be the sole responsibility of such party. Gilat and Spacenet shall each be responsible for any home-country income, franchise, privilege or occupational taxes imposed on them.

                                  CONFIDENTIAL
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

11.      Representations and Warranties.

         (a) Each party shall comply, at its own expense, with the provisions of all applicable municipal requirements and those state, federal, and national laws that may be applicable to the performance of this Agreement.

         (b) The parties represent and warrant that they have and will have all rights, titles, licenses, permissions and approvals necessary to perform their obligations under this Agreement and to grant the other parties the rights granted hereunder. Notwithstanding the foregoing, Spacenet's obligations with respect to the ERP rights detailed in Attachment D hereto shall be exempt from this representation and warranty, and Spacenet shall use best efforts to fulfill such obligations as detailed in Attachment D.

         (c) Gilat represents and warrants that title in the Equipment and the medium on which the Software is stored supplied to StarBand hereunder, when conveyed to StarBand shall be good and its transfer rightful, and the Equipment and Software shall be delivered free from any security interest or other lien or encumbrance save for certain components of the Equipment or Software which are licensed to Gilat, the license granted to StarBand shall fully comply with and not be in breach of the license agreement relating to such component.

         (d) Gilat represents and warrants that to the best of its knowledge the Equipment and Software and its use by StarBand does not and will not infringe, violate or in any manner contravene or breach any patent, trademark, copyright, license or other property or proprietary right or constitute the unauthorized use or misappropriation of a trade secret of any third party.

         (e) Gilat represents and warrants that all Software is year 2000 compatible and compliant (i.e., will correctly calculate, compare, sort, extract, sequence, store and otherwise process, in accordance with the Software's use and applicable specifications, date related information and associated date calculations for dates before, during and after the year 2000, and will display date information in ways that are unambiguous as to the determination of the century).

         (f)      Product Warranty

                  (i) During the Warranty Period, the Equipment and Software shall be in compliance in all material respects with the then applicable (i.e., time of order) technical performance specifications set forth in Attachment H, and shall be free from defects in workmanship and materials. "Warranty Period" means:
                           (A) for the hub and server Equipment and all Equipment and Software delivered therewith and installed in accordance with the provisions hereof, from the time of delivery to StarBand and for a period of twelve (12) months from the later of the purchase or the date of commissioning of such hub and server Equipment; (B) for such Equipment that is part of hub operations services, for the period during

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

                           which StarBand purchases such optional hub operations services from Gilat or Spacenet; and (C) for all other Equipment and Software, from the time of installation and for a period of twelve (12) months thereafter. Notwithstanding the foregoing, Gilat and/or Spacenet do not warrant that the Software will be error free or uninterrupted in its use or operation.

                           Thereafter, StarBand may purchase at its option an extended full warranty at an annual cost equal to [*] of the purchase price for all Equipment subject to such extended warranty. Under this product warranty, Gilat will be responsible for the cost of any replacement parts and associated labor, overhead and related expenses. After the above product warranty periods have elapsed, Gilat will sell replacement parts to StarBand for a period of seven
                           (7) years from StarBand's last purchase of particular products at prices equal to the then current USB box price, multiplied by [*] for the ODU, [*] for the USB Indoor Unit, [*] for the LNBs, and [*] for the antenna/mount system. Gilat reserves the right to provide notice that a particular part will be discontinued and to establish a time limit for all future orders of such part.

                  (ii)     A)       Under this product warranty, Gilat shall, at
                                    its sole option and expense, repair or
                                    replace any Equipment and/or Software found to be defective during the Warranty Period and returned to Gilat's premises at StarBand's expense. Return of the repaired or replaced Equipment or Software to StarBand's or its affiliates' original destination shall be at the expense of Gilat, unless Gilat determines that the Equipment and/or Software is not defective within the terms of the warranty, in which event StarBand shall pay Gilat all costs of handling, transportation and labor at
                                    Gilat's then prevailing rates.

                           B) Under this product warranty, for Software, if an error in the Software precludes the Equipment from being in material compliance with the then applicable specifications, Gilat and/or Spacenet, as the case may be, will use its commercial best efforts to supply a workaround, program temporary fix or update. The price for extended maintenance on Software shall be the monthly per site charge as set forth in Attachment A.

                  (iii) Limitation on Warranties. This product warranty and StarBand's remedies hereunder are solely for the benefit of StarBand and shall not be extended to any other person. StarBand shall be solely responsible for the selection, use, efficiency and suitability of the G/S Products & Services. This warranty shall not apply to any Equipment or Software to the extent that such Equipment or Software: (A) has had the serial number, model number or any other identification markings removed or rendered illegible; (B) has been damaged by improper operation, maintenance,


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                                  CONFIDENTIAL
                           misuse, accident, neglect, failure to continually provide a suitable operating environment (including necessary ventilation, electricity, protection from power surges, cooling and/or humidity), or from any other cause beyond Gilat's reasonable control, including force majeure, and without Gilat's fault or omission or negligence or the fault or negligence or omission of Gilat's employees, agents or other representative; (C) has been used in a manner not in accordance with the instructions supplied by Gilat;
                           (D) has been subject to the opening of any sealed components without Gilat's prior written approval;
                           (E) has had changes made by StarBand or StarBand's agents to the physical, mechanical, electrical, software or interconnection components of the Equipment supplied by Gilat without written authorization of Gilat to do so; or (F) has been repaired or otherwise altered by anyone not under the control of, or not having the written authorization of Gilat to do such repair or alteration. With respect to software, Gilat's and/or Spacenet's obligation to provide remedial services shall only apply if StarBand promptly implements each work around, program temporary fix, update or other Gilat and/or Spacenet provided software problem solution on each affected item of Equipment.

         (g) Gilat and Spacenet represent and warrant that they shall perform all services performed hereunder including all Transition Services in a timely, thorough and professional manner.

         (h) The parties represent and warrant that all financial records regarding the transactions contemplated hereunder shall be maintained in accordance with generally accepted accounting principles consistently applied.

         (i) The parties represent and warrant that they shall at all times during the term of this Agreement and any renewals or extensions hereof maintain all necessary insurance policies usual and proper in the industry for the contemplated transactions hereunder.

         (j) THE WARRANTIES PROVIDED IN THIS SECTION AS TO EQUIPMENT AND SOFTWARE CONSTITUTE THE SOLE AND EXCLUSIVE LIABILITY OF GILAT AND SPACENET FOR DEFECTIVE OR NONCONFORMING EQUIPMENT AND SOFTWARE AND CONSTITUTE STARBAND'S EXCLUSIVE REMEDY FOR DEFECTIVE OR NONCONFORMING EQUIPMENT AND SOFTWARE, EXCEPT FOR THE INDEMNIFICATION PROVISIONS HEREOF AS TO THIRD PARTY CLAIMS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, OR STATUTORY INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AS TO THE DEFECTIVE OR NONCONFORMING EQUIPMENT AND SOFTWARE, THESE WARRANTIES ARE IN LIEU OF ANY OBLIGATIONS OR LIABILITIES ON THE PART OF GILAT AND SPACENET FOR

                                  CONFIDENTIAL

                  DAMAGES, EXCEPT FOR CLAIMS UNDER THE INDEMNIFICATION PROVISIONS HEREOF AS TO THIRD PARTY CLAIMS.

12.      Confidential Information.

         As used in this Agreement, the term "Confidential Information" means any information of a party disclosed by one party to another (the "Receiving Party") pursuant to this Agreement which is in written or other tangible form (including on magnetic media) or by oral, visual or other means, which is because of legends or other markings, the circumstances of disclosure or the nature of the information itself deemed to be proprietary and confidential, including without limitation this Agreement itself. Each party recognizes the importance of the Confidential Information. Accordingly, each party agrees as follows:

         (a) The Receiving Party agrees (i) to protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care, (ii) not to disclose except as specifically permitted hereunder any of the Confidential Information or any information derived therefrom to any third person except to its affiliates, agents, contractors and financing parties under a confidentiality obligation to the Receiving Party, and (iii) not to make any use whatsoever at any time of such Confidential Information except as expressly authorized in this Agreement or as reasonably necessary for the purposes of running their respective businesses. Subject to restrictions on disseminating Confidential Information to third parties contained in this Agreement, any affiliate, employee, agent, contractor or financing party given access to any such Confidential Information must have a legitimate "need to know" and will be similarly bound to the Receiving Party in writing (including without limitation pursuant to a pre-existing agreement). The Receiving Party shall be responsible to the disclosing party with respect to any breach of the provisions of this section caused by any such third parties provided access to Confidential Information by the Receiving Party. Without granting any right or license, the parties agree that the foregoing will not apply with respect to information the Receiving Party can document (i) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee of the Receiving Party) enters the public domain, or (ii) was in its possession or known by it prior to receipt from the disclosing party, or
                  (iii) was rightfully disclosed to it by another person without restriction, or (iv) was developed independently by it without use of the Confidential Information. The Parties recognize that service providers (employees, consultants and the like) may serve multiple parties hereto simultaneously and hereby agree that disclosure to or from such service providers shall not affect the obligations of confidentiality to the party whose information is disclosed.

         (b) Immediately upon termination of this Agreement, the Receiving Party will return or, at the disclosing party's direction, destroy or erase and certify the destruction

                                  CONFIDENTIAL
                  or erasure of all Confidential Information and all documents containing any such Confidential Information and all copies and extracts of the portions of such Confidential Information (regardless of the media on which the Confidential Information is stored).

         (c) Either party may disclose the other's Confidential Information as required by law, regulation or applicable stock exchange rules; provided however, that such party will provide the other party as much notice as reasonably possible under the circumstances of such disclosure and the opportunity to contest such disclosure.

         (d) Each Receiving Party acknowledges and agrees that due to the unique nature of the Confidential Information, there may be no adequate remedy at law for breach of the obligations hereunder. Therefore upon any such breach or any threat of such breach, the disclosing party may be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and under this Agreement.

         (e) Notwithstanding anything herein to the contrary, the provisions of this Section 12 shall survive for a period of five (5) years following the expiration or termination of this Agreement.

13.      Dispute Resolution.

         (a) Each party shall designate an individual as its project manager with the right and responsibility to represent such party with regard to the day to day management of such party's performance of the terms of this Agreement ("Project Manager").

         (b) Notwithstanding any other provisions of this Agreement to the contrary, the following procedure shall be adhered to in all disputes arising under or relating to this Agreement, other than disputes arising under section 15(a) that the parties cannot resolve informally (the "Dispute").

                  (i) Any party may initiate this dispute resolution process by giving another party's Project Manager written notice of the Dispute. The Project Managers of the parties shall thereafter have a reasonable period of time to resolve the Dispute, but in no event longer than ten (10) days after delivery of the written notice described in this section 13(b)(i). All attempts at resolution shall be conducted in good faith and in no event shall the Project Managers waive attempts at such resolution.

                  (ii) In the event the Project Managers are unable to resolve a Dispute submitted to dispute resolution in accordance with subsection (i) above, either party may elect in writing, within five (5) days after expiration of the ten (10) day period described in
                           (i) above, to refer the Dispute to appropriate senior executive officers (Vice President or above) of the parties having responsibility over such matters ("Executive Officers"). The Executive Officers shall thereafter have a reasonable period of time to resolve the Dispute, but in no event longer than ten
                           (10) days following

                                  CONFIDENTIAL
                           the written referral to them of the Dispute. All attempts at resolution shall be conducted in good faith and in no event shall the Executive Officers waive attempts at such resolution.

                  (iii) If the Project Managers are unable to resolve the Dispute as described above, but neither party refers the Dispute to the Executive Officers within the indicated deadline, the relevant Dispute shall be deemed withdrawn, but not waived. In order to reestablish the claim, the claiming party will be required to reinitiate the Dispute under section 13(b)(i).

                  (iv) If, at any time following the procedures of section 13(a)(i), and if relevant, Section 13(a)(ii), the Project Manager or the Executive Officer for one Party notifies one or more other parties in writing that a Dispute considered under this section constitutes a material breach of the terms and conditions of this Agreement, pursuant to section 15(b)(ii) hereof, the ninety (90) day cure period provided in section 15(b)(ii), or any applicable cure or notice period with respect to such breach, will be considered to commence as of the date of such notice.

                  (v) Any notices delivered in accordance with the procedures set out above shall not be deemed effective until delivered to and received by the receiving party in accordance with the notice provisions of Section 14 hereof.

14.      Notices.

         All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered by hand or telecopier (with confirming receipt):

                  If to StarBand:

                           The Office of General Counsel
                           StarBand Communications Inc.
                           1760 Old Meadow Road
                           McLean, Virginia 22102
                           Tel: (703) 245-6425
                           Fax: (703) 245-6202

                  with a copy to:

                           Clifford Chance Rogers & Wells LLP
                           607 Fourteenth Street, NW
                           Washington, DC  20005-2018
                           Attention:  Anthony J. Renzi, Jr., Esq.

                  or to such other person or address as StarBand shall designate in writing.

                                  CONFIDENTIAL

                  If to Spacenet:

                           The Office of General Counsel
                           1750 Old Meadow Road
                           McLean, Virginia 22102
                           Tel: (703) 848-1151
                           Fax: (703) 848-1184

                  with a copy to:

                           Kleinhendler & Halevy
                           30 Kalisher Street
                           Tel Aviv 65257
                           Israel
                           Tel: 972-3-510-7575
                           Fax: 972-3-510-7528
                           Attention:  Gene Kleinhendler, Esq.

                  or to such other person or address as Spacenet shall designate in writing.


         If to Gilat:

                           The Office of General Counsel
                           Gilat Satellite Networks Ltd.
                           Yegia Kapayim St. Daniv Park
                           Kiryat Arye, Petah Tikva
                           49130 Israel
                           Tel: 972-3-925-2171
                           Fax: 972-3-925-2945

                  with a copy to:

                           Kleinhendler & Halevy
                           30 Kalisher Street
                           Tel Aviv 65257
                           Israel
                           Tel: 972-3-510-7575
                           Fax: 972-3-510-7528
                           Attention:  Gene Kleinhendler, Esq.

                  or to such other person or address as Gilat shall designate in writing.

15.      Termination Rights.

                                  CONFIDENTIAL

         (a) If any party becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, any other party may, by giving thirty (30) days written notice thereof to the affected party, terminate this Agreement without liability or obligation, in whole or in part, as of a date specified in such notice of termination.

         (b) Any party may terminate this Agreement upon thirty (30) days prior written notice to any other in the event of one of the following:

                  (i) A party's failure to pay any amounts due hereunder that are not duly contested in good faith within thirty (30) days after receipt of the terminating party's written notice of default concerning the same; or

                  (ii) A party's failure to cure a material breach within ninety (90) days after receipt of the terminating party's written notice of default concerning the same. Notwithstanding the foregoing, if a material breach is not able to be cured within such ninety
                           (90) days, the parties may agree to extend such timeframe.

         (c) With respect to breaches or defaults giving rise to a right to terminate this Agreement, other than pursuant to section 15(a), the dispute resolution procedures of section 13(b) shall be applicable. Any such right of termination shall be suspended until (b) dispute resolution process in section 13(b) is completed or until the alleged breaching party has had an opportunity to seek judicial intervention prior to the end of any applicable cure period in a notice given under section 13(b)(iv).

         (d) The remedies provided under this section 15 are not exclusive of any other rights or remedies under law or equity to which either party may be entitled to with respect to any breach or failure by the other party.

         (e) Transition Period. If this Agreement (including any extension terms) expires by its own terms under section 9(a), or if any party terminates this Agreement prior to the end of the applicable term hereof, except for termination pursuant to
                  Section 15(b)(i) hereto, the parties will reasonably cooperate with one another to facilitate an effective transition to commercially reasonable alternatives as follows:

                  (i) Gilat and Spacenet will fill outstanding purchase orders for a period of no less than eighteen (18) months from the date of termination at the expiration of the term or for termination for reasons other than failure to pay timely;

                                  CONFIDENTIAL

                  (ii) Gilat and Spacenet will support StarBand operations and subscribers with regular Software updates and telecommunications facilities and services pursuant to the Telecommunications Services Agreement (to the extent such agreement remains in effect at the time of termination) for three (3) years following termination subject to payment of any applicable fees therefor as set forth in this Agreement or in the Telecommunications Services Agreement;

                  (iii) Gilat's product warranty and warranty parts obligations set forth in section 11 shall survive any such expiration or termination.

16.      Limitation of Liability and Indemnification.

         (a) Except as further limited by section 11(f) hereto, the sole and exclusive remedy at law (other than with respect to claims involving misrepresentation or fraud) for any claim (whether such claim is based in tort, contract or otherwise) arising out of a breach of any representation, warranty, covenant or agreement in or pursuant to this Agreement shall be a claim for actual damages, which claims are independent of and in addition to any equitable rights or remedies. No party shall be liable in any case to any other party for indirect, consequential, punitive, special or other similar damages arising out of or relating to this Agreement. No party shall be liable for direct damages in excess of (i) as to a claim related to Equipment and Software, the total amount of the purchase order under which the Equipment or Software that is the subject matter of the claim was purchased by StarBand, or;
                  (ii) as to any other claim brought hereunder, [*]; except that for claims covered by the indemnification obligations provided in this Agreement regarding third party claims (such third party claims to include claims asserted by the respective parties' employees, as third parties), such liability limits shall not apply.

         (b) Gilat and/or Spacenet shall, at their sole expense, defend, indemnify, and hold StarBand harmless from and against all costs, expenses and liabilities in connection with any claim, suit or action for infringement of any intellectual property rights, including patent, copyright, or trade secret rights which arise from any of the products or services provided by Gilat and/or Spacenet under this Agreement, including but not limited to the currently pending Hughes claim.

         (c) Should the G/S Products & Services or any component thereof that may be provided by Gilat and/or Spacenet under this Agreement become, or in Gilat's or Spacenet's, as applicable, opinion be likely to become, the subject of a claim of infringement of any intellectual property rights, Gilat and/or Spacenet, as applicable, may exercise any of the following options at their sole expense: (i) procure for StarBand the right to continue using the G/S Products & Services, (ii) replace the same with comparable alternatives; (iii) modify the same so as to be non-infringing; and/or (iv) compensate StarBand for the full purchase price of the impacted G/S Products & Services.



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the
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                                  CONFIDENTIAL

         (d) StarBand agrees that Gilat's and/or Spacenet's liability for intellectual property infringement shall not apply to any claim, suit or action for infringement which may be brought against StarBand to the extent due to: (i) StarBand's modification of the G/S Products & Services or any parts thereof or StarBand's modification of the Software or any software associated therewith; or (ii) use of the G/S Products & Services or Transition Services with any device, software or services added by StarBand. StarBand further agrees that it will indemnify Gilat and/or Spacenet on the same terms as Gilat and/or Spacenet is obligated to indemnify StarBand pursuant to this section, should any claim of infringement be made against Gilat and/or Spacenet to the extent caused by StarBand's modifications or use as aforesaid. StarBand, however, shall not be liable for any such modifications that are made at the instruction of Gilat or Spacenet.

         (e) StarBand hereby indemnifies Gilat and/or Spacenet, as the case may be, and shall indemnify and save Gilat and/or Spacenet harmless from and against injuries, loss and/or damage to Gilat's and/or Spacenet's employees and/or their tangible personal property and/or to the person or tangible personal property of third parties to the extent caused by the willful or negligent acts or omissions of StarBand.

         (f) Gilat and/or Spacenet, as the case may be, hereby indemnifies and shall indemnify and save StarBand harmless from and against injuries, loss, or and/or damage to StarBand's employees and/or its tangible personal property and/or to the person or tangible personal property of third parties to the extent caused by the willful or negligent acts or omissions of Gilat and/or Spacenet.

         (g) It is understood and agreed by StarBand that under this Agreement, Gilat and/or Spacenet is providing the G/S Products & Services for purposes determined by StarBand. StarBand recognizes that Gilat and/or Spacenet, as the case may be, does not control the manner in which StarBand uses the G/S Products & Services, the access by others to the data or other content transmitted over the StarBand network or the content of the communications that StarBand transmits and receives over its network. Without limiting the terms of Attachment F hereto regarding Internet connectivity service, StarBand therefore agrees to indemnify and hold Gilat and/or Spacenet, as the case may be, and Gilat's and/or Spacenet's officers, directors, and employees harmless from and against any and all claims for direct damages, expenses, and losses (including reasonable attorney's fees) to the extent arising out of or in connection with (a) the use to which StarBand elects to put the G/S Products & Services; or (b) the content of the communications that StarBand or its customers place over the G/S Products & Services.

         (h) A party which is seeking indemnification hereunder shall notify the indemnifying party in reasonable detail of the event(s) giving rise to such claim for indemnification within fifteen (15) business days after the indemnified party has actual knowledge of such event(s). The indemnifying party shall not have any liability to the indemnified party to the extent that it is materially prejudiced as a

                                  CONFIDENTIAL
                  result of any delay in notification by the indemnified party nor shall the indemnifying party be responsible for any additional loss incurred by the indemnified party due to such delay by the indemnified party. The indemnifying party shall have the right to undertake the defense of any claim upon delivery of notice to the indemnified party with respect to such claim. Such defense shall be made with counsel reasonably acceptable to the indemnified party. If the indemnifying party fails to undertake the defense of the indemnified party within such time period, the indemnified party may retain its own counsel for such defense (which shall be reasonably acceptable to the indemnifying party), and the indemnified party's reasonable attorney's fees and expenses related to such claim shall be paid by the indemnifying party. No party shall, without the consent of the other party or parties, agree to any non-monetary settlement of the indemnified claim.

         (i) Nothing in this section 16 shall limit or in any way derogate from the terms and provisions of Attachment F hereto as applied to Internet connectivity service.

17.      Governing Law; Jurisdiction.

         This Agreement, including all matters relating to the validity, construction, performance and enforcement hereof, shall be governed by the laws of the Commonwealth of Virginia, without giving reference to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any federal court in the Commonwealth of Virginia, or, to the extent federal jurisdiction is not available, any state court in the Commonwealth of Virginia, in respect of any action arising out of or based upon this Agreement and irrevocably waives any objections which it may now or hereafter have to the laying of venue of any such action in any such court.

18.      Assignment.

         This Agreement will be binding on and inure to the benefit of the parties and their permitted successors and assigns. None of the parties to this Agreement may assign, transfer or convey any right, obligation or duty, in whole or in part, or of any other interest under this Agreement, without the prior written consent of the other relevant parties. Notwithstanding the foregoing, no consent shall be required in the case of an assignment by a party to an affiliate or subsidiary of such party.

19.      Waiver of Compliance.

         Other than sections 13(b)(i) or 13(b)(ii), any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                                  CONFIDENTIAL

20.      Most Favored Nation.

         The parties hereto represent that this Agreement contains, and shall hereafter contain, rates and terms no less favorable than the best terms offered on the Equipment, Software and StarBand Products offered hereunder to other similarly situated customers. If there is no similarly situated customer as described above, the parties shall provide such products on commercially reasonable terms in the context of the transactions contemplated hereunder. For these purposes, the Most Favored Nation concept refers to prices no higher than those charged by Gilat or StarBand (as the case may be) for comparable products and services sold in comparable quantities on comparable terms and conditions to other customers in bona fide offers or sales.

21.      Export Restrictions.

         StarBand agrees that it shall not export, re-export, resell, ship or divert the Equipment or Software directly or indirectly to any country for which a U.S. or other export license is required without first receiving confirmation that the U.S. Department of Commerce and other relevant authorities have approved or licensed, if required, such export, re-export, resale, shipment or diversion.

22.      Force Majeure.

         Unless specified otherwise, any delay in or failure of performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by events beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes, riots, wars or other military action, civil disorders, rebellion, vandalism, or sabotage. The party whose performance is affected by such events shall promptly notify the other parties giving details of the force majeure circumstances, and the obligations of the party giving such notice shall be suspended during but not longer than the continuance of the force majeure, and the time for performance of the affected obligation hereunder shall be extended by the time of the delay caused by the force majeure event.

23.      Verification.

         Each party shall have the right to request on fifteen (15) days notice that a third party certified public accountant acceptable to Gilat, Spacenet and StarBand, but paid for by the party making the request, conduct an audit of the relevant records of another party to verify compliance with this Agreement or any portion thereof. The subject matters of such an audit may include, but are not necessarily limited to, capacity, price, cost, and related issues, but only to the extent this Agreement provides (expressly or by reasonable implication) that such matters are subject to verification by another party hereto.

24.      Entire Agreement; Amendments.

         This Agreement and any specified provisions of documents incorporated by reference contains the entire agreement between the parties with respect to the transactions

                                  CONFIDENTIAL
         contemplated hereunder, and supersede all prior arrangements or understandings with respect thereto, written or oral. Once this Agreement has been executed, any amendments hereto must be made in writing and signed by all parties.

25.      Survival.

         The relevant rights and obligations of the parties shall survive the termination of this Agreement.

26.      Severability.

         In the event that any portion of this Agreement is held to be unenforceable, the unenforceable portion shall be construed in accordance with applicable law as nearly as possible to reflect the original intentions of the parties and the remainder of the provisions shall remain in full force and effect.

27.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

28.      Headings.

         The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


                                  CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto each acting with proper authority have executed this Agreement.


STARBAND COMMUNICATIONS INC.

By:  /s/ ZUR FELDMAN
     ------------------------------------------------------------------
Print Name:    Zur Feldman
             ----------------------------------------------------------
Title:    CEO & Co-Chairman
         --------------------------------------------------------------
Date:     Sept. 29, 00
         --------------------------------------------------------------

GILAT SATELLITE NETWORKS LTD.

By:   /s/ YOEL GAT
     ------------------------------------------------------------------
Print Name:   Yoel Gat
             ----------------------------------------------------------
Title:    Chairman & CEO
         --------------------------------------------------------------
Date:     Sept. 29, 2000
         --------------------------------------------------------------

SPACENET INC.

By:   /s/ SHELDON REVKIN
     ------------------------------------------------------------------
Print Name:   Sheldon Revkin
             ----------------------------------------------------------
Title:    President
         --------------------------------------------------------------
Date:     29 September, 2000
         --------------------------------------------------------------




                                  CONFIDENTIAL

                                  ATTACHMENT A


This Attachment A contains specific information regarding the G/S Products & Services to be provided to StarBand by Gilat and Spacenet.

Pursuant to the terms of this Agreement, StarBand shall purchase from Gilat (i) the Skystar Advantage satellite communications Equipment and Software described below for use by (a) retailers identified and mutually agreed to by Gilat and StarBand in writing to support in-store demonstrations of StarBand's broadband Internet product at retail locations and (b) consumers and (ii) the SkyBlaster satellite communications Equipment, Software and Space Segment for use by consumers. Spacenet will provide the indicated services for such Equipment and Software.

As regards pricing in this Attachment A, a "site" refers, as appropriate, to a single operating unit, e.g., antenna, IDU, ODU, etc.

G/S PRODUCTS & SERVICES

SKYSTAR ADVANTAGE PRODUCT (FOR RETAILERS)

PERFORMANCE SPECIFICATIONS ARE SET FORTH IN ATTACHMENT H.

1.       SSA Remote Equipment:  $[*]/site

         Includes:
         -        1.2 Meter Antenna
         -        Standard Mount*
         -        500 mW Outdoor Unit with LNB
         -        Indoor Unit, w/ Access to One (1) Ethernet LAN Port and two
                  (2) RS-232 Serial Ports
         -        Software license

         *"Standard" mounts means basic penetrating roof/wall mount; additional mount characteristics require additional payment.

2.       Standard Site Installation:  $[*]/site

         Includes the delivery and installation of the equipment described above and includes one (1) wall penetration for the IFL cable run. The installation process consists of VSAT assembly, installing and pointing the VSAT antenna, installing the IFL cable, installing and connecting the indoor and outdoor electronics and connecting the indoor electronics to the retailer's PC. Other required efforts such as the installation of cable conduits, trenching or non-standard antenna mounts are outside the scope of a standard installation and subject to quotation.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions



                                  CONFIDENTIAL
                                    ATT. A-1

3.       SSA Hub Equipment:  $[*]/VSAT hub chain

         Includes: ______________________

4.       Hub Servers:  $[*]/VSAT hub chain

         Includes:
         -        QOS
         -        Switch


5.       GSTAR IV Space Segment (2.5 trx):  $[*]/transponder/month

6.       Optional Recurring Services:

         Includes:
         -        Software maintenance
         -        Hub operations: $[*]/month/VSAT hub chain
         -        Next Business Day maintenance: $[*]/month/site
         -        Second level help desk: $[*]/month/site
         -        Internet connectivity: $[*]/month/Site

StarBand shall have no obligation to purchase any of these recurring services. StarBand may cancel one or more of these recurring services, at its discretion, upon ninety (90) days' notice and at the expiration of such notice period, the obligation of Gilat and/or Spacenet, as the case may be, to provide such services shall cease. Spacenet will provide adequate levels of service during the term of such ninety (90) day notice period.

Any funds paid by a retailer to StarBand for the retailer's use of the SSA service shall be StarBand's revenue.

SKYSTAR ADVANTAGE PRODUCT (FOR CONSUMERS)

PERFORMANCE SPECIFICATIONS ARE SET FORTH IN ATTACHMENT H.

1.       SSA Remote Equipment:  $[*]/site

         Includes:
         -        .75 Meter Antenna
         -        Standard Mount*
         -        1 Watt Outdoor Unit with LNB
         -        Indoor Unit, w/ Access to One (1) USB port**
         -        Software license

         *"Standard" mounts means basic penetrating roof/wall mount; additional mount characteristics require additional payment.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions



                                  CONFIDENTIAL
                                    ATT. A-2

         **Upgrade feature: Gilat agrees to upgrade, at StarBand's option, the IDU used by each StarBand customer with installed SSA Equipment. Upon StarBand's request for an upgrade, Gilat will provide by an agreed upon date a USB box to replace the SSA indoor unit and self installation instructions, for payment by StarBand of $[*] per unit, unless the customer ships the original SSA indoor unit (in good condition, normal wear and tear excepted) to StarBand at Spacenet's expense (not to exceed $[*] per unit) within twelve (12) months of the customer's receipt of the USB box. If Spacenet resells the returned units for a price that exceeds $[*] per unit, Spacenet and StarBand will negotiate in good faith whether and to what extent the excess amount will be shared between the two companies. Upon completion of the upgrade program, Gilat agrees to use reasonable commercial efforts to assist StarBand in selling the hub equipment used for the SSA system, but shall be under no duty to sell such equipment.

2.       SSA Hub Equipment:  $[*]/VSAT hub chain

         Includes:______________

3.       Hub Servers:  $[*]/VSAT hub chain

         Includes:
         -        QOS
         -        Switch

4.       Performance Plan (number of subscribers per hub chain equipment):


         ----------------------------------------------------------------------------------------
         Date:                      As of 12/31/00           After 9/1/01         After 3/1/02
         ----------------------------------------------------------------------------------------
         Sub per hub:                     [*]                      [*]                 [*]
         ----------------------------------------------------------------------------------------

         If the actual performance is lower than above, hub and server prices for future purchases, will be adjusted in a manner to be agreed by the parties.

5.       Optional Recurring Services:

         Includes:
         -        Hub operations: $[*]/month/VSAT hub chain
         -        Second level help desk: $[*]/month/site
         -        Internet connectivity: $[*]/month/site
         -        Software maintenance

         StarBand shall have no obligation to purchase any of these recurring services. StarBand may cancel one or more of these recurring services, at its discretion, upon ninety (90) days' notice and at the expiration of such notice period, the obligation of Gilat and/or


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions



                                  CONFIDENTIAL
                                    ATT. A-3

         Spacenet, as the case may be, to provide such services shall cease. Spacenet will provide adequate levels of service during such ninety
         (90) day notice period.

SKYBLASTER PRODUCT (FOR CONSUMERS)

PERFORMANCE SPECIFICATIONS ARE SET FORTH IN ATTACHMENT H.

1.       SkyBlaster Equipment:

                  For Equipment delivered in 2000:  $[*] per site;

                  For Equipment delivered in 2001 and beyond:

                 Quantity                   Price per site
                 --------                   --------------
                 1 - 50,000                 $[*]
                 50,001 - 100,000           $[*]
                 100,001 - 150,000          $[*]
                 150,001 - 200,000          $[*]
                 200,001 - 250,000          $[*]
                 250,001 - 300,000          $[*]
                 300,001 and up             $[*]

         Includes:
         -        0.75 Meter antenna
         -        Standard Antenna Mount*
         -        1 Watt Outdoor Unit with LNB
         -        SkyBlaster USB Box IDU

         *"Standard" mounts means basic penetrating roof/wall mount; additional mount characteristics require additional payment.

         For SkyBlaster PCI cards based units delivered in 2001, add $[*] to the above USB box prices for each unit.

         At the earlier of 300,000 USB boxes sold in 2001, or December 30, 2001, Gilat and StarBand agree to negotiate in good faith lower USB prices for future deliveries.

         Prices for new version: If Gilat's hardware costs for a new version of the SkyBlaster product for consumers is the same or lower than the prices set forth herein, the price to StarBand for the new version will be the same as stated herein. If Gilat's hardware costs for a new version (with additional features which are not included in the other previous product model) of the SkyBlaster product for consumers is higher than the prices stated herein, then the parties shall negotiate the price for such new version in good faith.

2. SkyBlaster Hub Equipment: $[*]/microcluster if the number of subscribers per transponder is less than [*] or $[*] per transponder otherwise. $[*] per transponder from 2001 onward.



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions



                                  CONFIDENTIAL
                                    ATT. A-4

         Includes: ____________________

3.       Hub server:
         For server delivered in 2000:       $[*]
         For server delivered in 2001:       $[*]
         For server delivered in 2002:       $[*]

         Includes:
         -        QoS
         -        IPSec
         -        Flash
         -        DHCP
         -        Switch

         *Prices are based on use by 10,000 subscribers and on the following MSN traffic assumptions: (i) at Peak Hours, [*] of all subscribers are on-line; (ii) at Peak Hours, on-line subscribers use the outbound channel [*] of the time on average; and (iii) at Peak Hours, on-line subscribers use the inbound channels [*] of the time on average.

4.       Performance Plan  (number of subscribers per hub)

         ----------------------------------------------------------------------------------------
         Date:                      As of 12/31/00           After 9/1/01         After 3/1/02
         ----------------------------------------------------------------------------------------
         Sub per hub:                     [*]                      [*]                  [*]
         ----------------------------------------------------------------------------------------


         If the actual performance is lower than above, hub and server prices for future purchases will be adjusted in a manner to be agreed by the parties.

5.       Product Software License and Maintenance:  $[*]/month/site

         Includes:
         -        SkyBlaster Windows Driver
         -        DHCP
         -        IPSec
         -        IB QoS (does not support networking)
         -        Flash
         -        IPA
         - All software updates for extended warranty. The terms for upgrades are to be mutually agreed upon by the parties at the time of the relevant release, it being understood that StarBand shall not be required to pay for upgrades necessary to meet the necessary specifications required by this Agreement. For these purposes, "updates" shall refer to changes made available by Gilat to Software to correct errors or improve the efficiency and effectiveness of the then current Software, and "upgrades" shall refer to changes made by Gilat or third parties to Software which add one or more new functions to the then current Software.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions



                                  CONFIDENTIAL
                                    ATT. A-5

6.       Multicast Services System (MSS): $[*] /MSS hub site plus
         $[*]/month/subscriber plus a revenue sharing of [*] on MSS value added revenues above $[*]/month/subscriber and [*] on revenues above $[*]/month/subscriber. The MSS shall include software licenses and servers.

                             NETWORK IMPLEMENTATION

ORDERING PROCEDURES

A. Content of Site Orders. StarBand will notify Spacenet's designated program manager (via purchase orders or other mutually agreed-upon means of communication) by facsimile (or other mutually agreed upon means of communication) of specific Sites that it wishes Spacenet to install at least 45 days prior to the requested installation commencement date. In such notices, StarBand must include:

         - Street address, city, state and zip code where the Equipment will be delivered and installed;
         -        Requested installation date;
         - Name or title and phone number of the person at each Site authorized to work with Spacenet on all installation activities;
         - Any special instructions for the installation, including deviations from the standard Equipment configuration specified herein; and
         -        StarBand unit number for the Site.

         *In all instances where StarBand requests a Site installation date that is less than thirty (30) days from the date Spacenet receives StarBand's order and Spacenet is able to meet such request, StarBand shall pay an expedite fee for such Site installation.

B. Purchase Orders. G/S Products & Services may be ordered via StarBand's own purchase orders within the lead times provided by Gilat or Spacenet, as the case may be. However, StarBand understands and agrees that any such purchase orders are to be used only for purposes of facilitating the ordering of G/S Products & Services under this Agreement, and for providing a purchase order number for StarBand's accounting purposes. StarBand agrees that, notwithstanding any statements to the contrary on StarBand's purchase order or other documents, the provision of G/S Products & Services as contemplated in this Agreement shall be governed solely by the terms and conditions of this Agreement, and that any terms and conditions of StarBand's purchase order or other documents shall be null and void.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions


                                  CONFIDENTIAL
                                    ATT. A-6

SITE INSTALLATIONS (FOR RETAILERS ONLY)

A. Standard Installation. A standard installation includes the delivery and installation of the Equipment set forth above, and includes one (1) wall penetration for the IFL cable run. The installation process consists of VSAT assembly, installing and pointing the VSAT antenna, installing the IFL cable, and installing and connecting the indoor and outdoor electronics. Other required efforts, such as the installation of cable conduits, trenching, or non-standard antenna mounts, are outside the scope of a standard installation and subject to quotation.

B. Spacenet Responsibilities. As part of the Standard Installation, Spacenet or its agents will:

         - Obtain all licenses, permits, approvals, authorizations and clearances required by the FCC for the operation of the Equipment.
         - Render reasonable assistance by telephone to support StarBand's efforts to secure landlord approvals at each Site.

C.       StarBand Responsibilities.  At each Site, StarBand or its agents will:

         - Designate one individual that is authorized to make decisions relating to the installation of the Equipment at each Site and to interface with Spacenet during installation.
         -        Obtain any landlord approvals required for each Site.
         - Obtain any required building permits, zoning permits, and/or zoning variances.
         - Pay Spacenet, on a time and materials basis, if Spacenet attends zoning hearings or other public meetings in order to obtain a building or zoning permit or zoning variance.
         - If requested by Spacenet, provide building construction drawings for each Site type to Spacenet's installation manager at least thirty days prior to scheduled commencement of installation.
         - Provide a suitable secure area for installation of the antenna and all outdoor and indoor electronics associated with the Equipment.
         - Provide electrical supply, data interface cables, and environmental conditioning requirements as may be required in order to meet Spacenet-provided specifications and local building department codes. Electrical supply requirements include a 120 volt single phase electrical power receptacle within 5 feet of the Indoor Unit location, preferably with a separate 15-Amp circuit breaker; and if antenna de-icing is provided, an additional 120 volt single phase electrical power receptacle within 5 feet of the antenna with a separate 15-Amp circuit breaker. The Indoor Unit portion of the VSAT system shall be located in an area suitable for a personal computer, in a clear space, 18"D x 20"W x 10"H, adequately ventilated to provide air circulation about the unit (preferably air-conditioned) and to be free of excessive dust or dirt.
         - Subject to StarBand's security policies and procedures, provide Spacenet or its agents with access and egress to the Site and indoor communications equipment location at all reasonable times for installation and maintenance of the Equipment.

                                  CONFIDENTIAL
                                    ATT. A-7

         - Pay for any special conveyances (e.g. crane), services, or facilities for transporting Equipment (e.g., the VSAT antenna) and any materials that cannot be manually conveyed to the point of installation.
         - Arrange and pay for union labor if the local jurisdiction requires labor union members to perform or supervise the VSAT installation.

D.       Scheduling Installations.

         - For all installations under this Agreement, Spacenet and StarBand shall agree to a mutually acceptable and geographically efficient Site installation schedule. Spacenet shall plan the specific installation schedule and routing of the installations.
         - There will be no Site survey charge applicable if the Spacenet installer is able to perform an installation on his first visit using one of the standard antenna mounts. Upon arrival of the Spacenet installers at a Site, if it is determined that one of the standard antenna mounts cannot be used, or if the Site is determined to be non-Standard for other reasons, a Site survey will be performed at that time instead of the installation activity for the price specified above, and the installation will be rescheduled to include the non-standard Equipment and installation activities, subject to StarBand's approval of Spacenet's quotation for any non-standard items or services.
         - An Aborted Site Installation charge will be paid if StarBand fails to grant Spacenet access to a site on the scheduled installation date, or if the site is not ready for a VSAT installation on the scheduled install date (e.g., site under construction, no A/C power, etc.)


           OPERATION AND MAINTENANCE (FOR RETAILERS ONLY ) - OPTIONAL

SITE MAINTENANCE

A. Maintenance Definitions. Subject to the terms and conditions hereof, Spacenet shall provide maintenance support for all Equipment provided as part of this Agreement. Such maintenance shall consist of:

         - Equipment maintenance which includes travel to and from the Site and technical trouble-shooting to isolate any problems;
         - On-Site repair and replacement, as required, of malfunctioning Equipment;
         -        Diagnostic support of malfunctioning Equipment;
         -        Software maintenance; and
         - Coverage during Spacenet's normal Business Hours, provided, however, that if the 7x16 ("Extended") maintenance option is selected, the maintenance hours shall be seven days a week from 8AM - Midnight, local time. "Business Hours" means Monday through Friday (excluding Seller holidays), 9:00 a.m. to 5:00 p.m. (local time of the serving field service center).

                                  CONFIDENTIAL
                                    ATT. A-8

         "Business Day" excludes Saturdays, Sundays and Federal, state and local holidays. US Federal holidays observed by Seller maintenance and service personnel are:

                  New Year's Day *                            Labor Day
                  President's Day                             Thanksgiving Day
                  Memorial Day                                The day after Thanksgiving Day
                  Independence Day *                          Christmas Day *

         *If the holiday falls on a Saturday or Sunday, it will be observed on the nearest Friday or Monday, as observed by Federal employees.

B. Maintenance Response Time. Spacenet will respond to maintenance calls or other indications of malfunction by dispatching a service technician to the Site to repair or replace the defective component unless the trouble can be otherwise corrected through remote repair. During Business Hours, for Sites located within 50 miles of a Spacenet field service center, Spacenet will use commercially reasonable efforts to ensure that the field service technician will arrive at the Site within an average of four (4) hours of dispatch. For periods other than Spacenet's normal Business Hours and for Sites located more than 50 miles from a Spacenet field service center, Spacenet shall respond to maintenance calls on a commercially reasonable effort basis. Maintenance response times will be measured as the elapsed time (in Business Hours) from StarBand's request for a maintenance dispatch from the Spacenet Seller Network Management Center to arrival of the field service representative at the failed unit, provided that the failed unit is immediately accessible to the field service representative at the Site. The average response time will be based on results experienced during the prior 12-month period of operation.

C. StarBand's Maintenance Responsibilities. StarBand shall perform "1st Level" maintenance support, which means that StarBand shall establish a clearinghouse through which Site service problems are initially reported (hereinafter, StarBand's "Central Trouble Reporting Point"). As part of this 1st Level support, StarBand will perform first-line troubleshooting to assess whether a problem reported at a Site is due to Gilat and/or Spacenet-provided Equipment that needs repair, or to some other cause. Calls and requests to Spacenet from StarBand for maintenance support (i.e., for 2nd level support) shall be made only from StarBand's Central Trouble Reporting Point. In order for Spacenet to respond to maintenance calls from StarBand's Central Trouble Reporting Point, StarBand shall assure that an authorized representative shall be available at the Site to receive the Spacenet maintenance technician(s), including security escort, if required. In the event StarBand cannot verify that a representative and/or security escort will be present, Spacenet shall not dispatch or have dispatched a maintenance technician until such time as StarBand can verify that a representative shall be available at the Site to receive the maintenance technician(s) and contacts Gilat/Spacenet with such information. Upon dispatch of a maintenance technician, if an authorized representative is not available at the Site to receive the maintenance technician(s), including security escort, if required, the Aborted Site Maintenance Charge shall apply.

                                  CONFIDENTIAL
                                    ATT. A-9

D. Maintenance Exclusion. Gilat's/Spacenet's maintenance obligations under this Agreement do not include provision of consumable supplies, repair or replacement of Equipment failures or malfunctions caused by improper installation, operations, or maintenance by other than Spacenet authorized representatives, relocation or modification by StarBand or others not under Spacenet's control, failure or interruption of StarBand-provided terrestrial communications or electrical power, accident, fire, lightning, snow, snow removal, or other hazards beyond normal range of use, vandalism, trouble calls where no problem is found and the reported problem does not repeat within five calendar days, or failures or malfunctions resulting from exposure of the Equipment to conditions beyond its operating conditions. Any such failures and malfunctions will be repaired as authorized by StarBand on a commercially reasonable effort basis and billed to StarBand on a time and materials basis. StarBand shall grant or have granted access as required for maintenance of the Equipment during maintenance hours, including appropriate security escort when required.

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                                  CONFIDENTIAL
                                    ATT. A-10

                                  ATTACHMENT B

                          STARBAND PRODUCTS & SERVICES


SSA Model 180
SSB Model 360
SB with PCI Cards


Option 1:         RETAIL DISTRIBUTOR PLAN

                  Includes:                               Equipment, standard installation, field maintenance,
                                                          service/warranty (optional), help desk, shared hub
                                                          support, space segment, consumer billing, and Internet
                                                          backbone connectivity.

                  StarBand Dealer Commission:             Distributor commission structure consistent with the MFN
                                                          provision in Paragraph 20 of the Agreement.

                  Terms:                                  Consistent with the MFN provision in Paragraph 20 of the
                                                          Agreement.  StarBand will serve as the exclusive EchoStar
                                                          dealer for any Echostar sales within StarBand's field of
                                                          exclusivity.

Option 2:         WHOLESALE ACCESS PLAN

                  Includes:                               Shared hub support with dedicated baseband equipment,
                                                          dedicated space segment (to be purchased in bulk), and
                                                          3rd level technical diagnostic support.

                  Excludes:                               Equipment, installation, field maintenance,
                                                          service/warranty, help desk and consumer billing.

                  Terms:                                  Based on the MSN traffic assumptions and consistent with
                                                          the MFN provisions in Paragraph 20 of the Agreement and
                                                          subject to Spacenet commitment to number of subs.


                                  CONFIDENTIAL
                                    ATT. B-1
a.) The parties shall agree to the size and the price for the space segment at or before the time of order.

b.) StarBand will provide Spacenet with additional StarBand services (i.e. Installation, Individual billing and Field maintenance warranty) and equipment on an "a-la-carte" basis in accordance with mutually agreed terms.

c.) StarBand will approve Spacenet being a non-exclusive reseller of the StarBand service to certain residential or SOHO (small office/home office) customers over which StarBand has exclusive marketing rights (e.g., real estate agents, etc.), provided that Spacenet operates within the guidelines that StarBand establishes for the distribution and sale of the StarBand Products & Services. Without limiting the foregoing, StarBand hereby appoints Spacenet as a non-exclusive reseller to real estate agents.

d.) Traffic: Under Option 1, Spacenet's customer traffic, on an aggregate basis, will be not more than consumer Internet traffic (based on the MSN assumptions) during the peak hours. In the event traffic is higher during the peak hours, Spacenet and StarBand will mutually agree on an appropriate adjustment to terms.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





                                  CONFIDENTIAL
                                    ATT. B-2

                                  ATTACHMENT C

                       DESCRIPTION OF TRANSITION SERVICES


1. In consideration for the Transition Services detailed below, performed by Spacenet for StarBand, StarBand shall pay to Spacenet the following fees (not including payments covering costs and expenses for employees loaned to StarBand by Spacenet or any other payments that StarBand requests Spacenet process through its accounts payable, both of which StarBand will reimburse to Spacenet):

         A. Information Technology (IT) StarBand will pay to Spacenet as of July 1, 2000, [*] per calendar quarter for IT services provided by Spacenet to StarBand.

         B. Marketing. StarBand will pay to Spacenet as of July 1, 2000, [*] per calendar quarter for marketing services provided by Spacenet to StarBand, excluding third party charges approved in advance by StarBand.

         C. General & Administrative (G&A). StarBand will pay to Spacenet as of July 1, 2000, [*] per calendar quarter for G&A services, including but not limited to, legal, finance, and human resources services, excluding third party charges approved in advance by StarBand.

         D. Real Estate. Star Band shall reimburse Spacenet for the pro rata share of all rent paid on the premises of the facilities occupied by StarBand in McLean, Virginia and Marietta, Georgia.

         StarBand may, in its discretion and upon ninety (90) days' written notice (except for Real Estate which shall be subject to the same termination notice provisions and other terms and conditions for early termination set forth in Spacenet's leases for the respective properties), cancel one or more of the above Transition Services effective at the close of the first calendar quarter following the notice, at which time StarBand's obligation to pay Spacenet the above quarterly fees will cease.

2. In consideration for the Transition Services detailed below, performed by Gilat for StarBand, StarBand shall pay to Gilat the following fees:

         A. Internet Group. StarBand will pay to Gilat as of July 1, 2000, [*] per calendar quarter for Internet services, and the advancement and development of transparent Flash technology, security gateway and systems, MSS development and integration (managing Deuromedia product management, etc., and including the "Carousel" user experience (including privacy, security and other features required to provide an adequate user experience), IPA (Internet Page accelerator) integration and testing, switching technique integration, OB (outbound) quality of service


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions



                                  CONFIDENTIAL
                                    ATT. C-1
                  development and integration (second phase on software from Deterministic Network Inc. and Gilat's hardware), and assistance with the Internet standard DHCP (dynamic host configuration protocol) solution to the research and development. StarBand shall be entitled to updates made available by the Internet group during the time that StarBand continues to purchase the Internet group services from Gilat. StarBand may, upon ninety (90) days' written notice terminate these Internet services, effective at the close of the first quarter following the notice, at which time StarBand's payment obligation will cease, as will Spacenet's/Gilat's obligations to include subsequent updates of such items in future deliverables. Pricing for such subsequent updates will be negotiated as separate items to the extent such items are ordered.

         B. Financial, legal and other services. StarBand will pay to Gilat as of July 1, 2000, [*] per calendar quarter for financial, legal and other services, excluding third party charges approved in advance by StarBand, provided by Gilat to StarBand. Upon thirty ninety (90) days' written notice, StarBand may, in its discretion, terminate the financial, legal and other services effective at the close of the first quarter following the notice, at which time StarBand's obligation to pay Spacenet the above quarterly fees will cease.


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[*] Certain information on this page has been omitted and filed separately with
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    omitted portions




                                  CONFIDENTIAL
                                    ATT. C-2

                                  ATTACHMENT D

                        ERP SYSTEM AND ONE-TIME PAYMENTS


1. ERP: As soon as commercially possible after the Effective Date hereof, Spacenet will provide (by sublicense, user rights or the like) certain rights to StarBand (or reasonably assist StarBand in acquiring such rights) for the ERP infrastructure together with the Service Group (including all the developments to the ERP system to date) and [*] seats, subject to StarBand's execution of the applicable third party sublicenses or similar agreement governing use, as well as an indemnity to Spacenet and/or Gilat in the event that Spacenet and/or Gilat is required to indemnify the third party provider against acts or omissions of StarBand. Such sublicense or use rights will be pursuant to the terms of the software license agreement entered into between SAP America, Inc., ("SAP") and Spacenet Inc., effective as of September 10, 1999, or other applicable license. StarBand will pay Spacenet or Gilat, as the case may be, [*] for such sublicense or use rights, which shall be accounted for as follows: [*] for the ERP sublicense or use rights for the [*] seats, [*] for the infrastructure, and [*] for a share of the development costs that Spacenet and Gilat have incurred throughout their respective companies in the process of identifying, describing, and designing the requirements and process for the ERP system.

         Spacenet shall use best commercial efforts to secure consent from SAP in order to sublicense or otherwise provide use rights as described above to StarBand. In the event that Spacenet is unable to secure such consent from SAP, Spacenet will promptly credit to StarBand the actual cost StarBand incurs to license [*] ERP seats from SAP, less any amount not yet paid by StarBand to Spacenet hereunder for such [*] seats.

         Spacenet shall retain the rights to use the ERP system for all of its purposes. As of July 1, 2000, the on-going operating, development and other costs for ERP shall be divided between Spacenet and StarBand on a [*] basis, respectively, the underlying assumption for this ratio is that Spacenet is using [*] of the ERP system. StarBand and Spacenet, however, will each bear the cost of hardware purchases necessary to operate the ERP system for their respective purposes. All rights to ERP developed by either Gilat, Spacenet or StarBand subsequent to the transfer hereunder will be made available to the other parties and their affiliates, as well as present and future entities operating in other countries that sell products and/or services for use in VSAT applications under the StarBand or other name, subject to the terms of any applicable third party contract.

2. Set-up Costs. StarBand will pay to Gilat [*] as a one-time set-up cost for preparation of the business plan, product plan, training and personnel used to raise initial corporate capital of [*] in equity and debt, this item is subject to the approval of the StarBand board of directors. At the end of the second calendar quarter 2001, the co-chairmen of StarBand shall jointly review the business plan (including projections) in light


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    the Commission. Confidential treatment has been requested with repect to the omitted portions




                                  CONFIDENTIAL
                                    ATT. D-1
         of actual revenues at that time. If in the sole discretion of the co-chairmen, the co-chairmen mutually conclude, in light of all relevant circumstances, that the projections in the business plan are materially inconsistent with actual revenues, Gilat shall refund to StarBand [*].


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions



                                  CONFIDENTIAL
                                    ATT. D-2

                                  ATTACHMENT E

                               TRANSITION MANAGERS


StarBand
                  -----------------------------------------------------

Gilat
                  -----------------------------------------------------

Spacenet
                  -----------------------------------------------------





                                  CONFIDENTIAL
                                    ATT. E-1

                                  ATTACHMENT F

            ADDITIONAL TERMS AND CONDITIONS FOR INTERNET CONNECTIVITY

1.       Tariffs.

         Any state or federal tariffs applicable to the Internet Connectivity Service are incorporated into the terms herein by reference. Spacenet may elect or be required to file with the appropriate regulatory agency tariffs respecting the delivery of certain Internet Connectivity Service. In the event that such tariffs are filed respecting Internet Connectivity Service ordered by StarBand, then the terms set forth in the applicable tariff are incorporated herein by reference and shall govern Spacenet's delivery of, and StarBand's consumption or use of, such Internet Connectivity Service. In the event of a conflict between this Agreement and any such tariff, the terms of the tariff shall control.

2.       Regulatory or Legal Changes.

         In the event of any change in applicable law, regulation, decision, rule or order that materially increases the costs or other terms of delivery of the Internet Connectivity Service, Spacenet and StarBand agree to negotiate regarding the rates to be charged to StarBand to reflect such increase in cost and, in the event that the parties are unable to reach agreement respecting new rates within thirty (30) days after Spacenet's delivery of written notice requesting renegotiation, then Spacenet may pass such increased costs through to StarBand and, in the event Spacenet passes such costs through to StarBand, StarBand may terminate the Internet Connectivity Service no later than fifteen (15) business days after Spacenet increases the rates by providing sixty
         (60) days' prior written notice.

3.       Spacenet Facilities.

         Spacenet will use reasonable commercial efforts to provide and maintain the Facilities in good working order. "Facilities" shall be defined as any and all equipment supplied by Spacenet used to deliver Internet Connectivity Service, including but not limited to all terminal and other equipment, wires, lines, circuits, ports, routers, switches, channel service units, data service units, cabinets, racks, private rooms and the like. StarBand shall not and shall not permit others to rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any of the Facilities. If the same occurs, in addition to being a breach by StarBand of StarBand's obligations hereunder, StarBand shall
         (i) pay Spacenet the cost to repair any damage to the Facilities or harm to any individual caused thereby; and (ii) be responsible for the payment of service charges in the event that maintenance or inspection of the Facilities is required as a result of StarBand's breach of this paragraph. StarBand covenants to procure and maintain an insurance policy reasonably acceptable to Spacenet to cover the foregoing. In no event shall Spacenet be liable to StarBand or any other person for interruption of Internet Connectivity Service or for any

                                  CONFIDENTIAL
                                    ATT. F-1
         other loss, cost or damage caused or related to improper use or maintenance of the Facilities, unless the same is caused by the negligence of Spacenet.

4.       Service Subject to Availability.

         The furnishing of Internet Connectivity Service is subject to the availability thereof, on a continuing basis, and is limited to the capacity of Spacenet to provide the Internet Connectivity Service as well as the capacity which Spacenet may obtain from carriers to furnish Internet Connectivity Service from time to time as required at the sole discretion of Spacenet.

5.       StarBand Responsibilities.

         StarBand shall have the additional responsibilities set forth below. In addition to other remedies available at law, in the event StarBand breaches any of the following responsibilities, Spacenet shall have the immediate right to terminate or suspend the Internet Connectivity Service to StarBand and StarBand shall be liable for all charges incurred as of the date of termination, and if applicable, any termination charges associated with such Internet Connectivity Service.

         (i) Spacenet will not provide support directly to nor interface with any end user. StarBand is responsible for (a) selecting the end users that StarBand permits to access the Internet Connectivity Service; (b) implementing with its end users appropriate terms, conditions, and measures to ensure that all end users comply with the terms and conditions of this Agreement; (c) establishing its end users' rights to access the Internet Connectivity Service; (d) training its end users; and (e) billing and collecting any amounts StarBand elects to charge its end users in connection with the Internet Connectivity Service.

         (ii) StarBand is responsible for its content (including any content hosted by StarBand). StarBand agrees that it will not use the Internet Connectivity Service to interfere with or disrupt other network users, network services or network equipment. Disruptions include, but are not limited to distribution or propagation of computer worms and viruses, and using the network to make unauthorized entry to any other machine accessible via the network. StarBand will (a) not send any unsolicited email that could be expected, in Spacenet's reasonable discretion, to provoke complaints; (b) provide recipients of unsolicited emails a clear and easily exercisable means to be excluded from additional emails from StarBand; (c) honor any request by any party to be excluded from unsolicited emails (which means, among other things, that StarBand will not provide such party's email address to any third party for the purpose of sending unsolicited email); (d) refrain from any use of the Internet Connectivity Service which could interfere with a third party's ability to access or use the Internet or the Internet Connectivity Service; and
                  (e) ensure that any email StarBand sends clearly and accurately identifies the sender, the sender's return address and the email address of the originator.

                                  CONFIDENTIAL
                                    ATT. F-2

         (iii) To the extent deemed necessary by StarBand, StarBand shall implement security procedures and controls necessary to limit access to the Internet Connectivity Service to StarBand's authorized end users and shall maintain facilities and procedures external to the Internet Connectivity Service for reconstruction of lost or altered files, data or programs.

         (iv) StarBand understands that the Internet Connectivity Service provided under this Agreement (including Internet use) may require registrations and related administrative reports that are public in nature.

         (v) All IP addresses shall remain, at all times, property of Spacenet and shall be nontransferable and StarBand shall have no right to use such IP addresses upon termination or expiration of this Agreement. IP addresses are allocated by Spacenet to StarBand per the Internet Registry (ARIN) guidelines following RFC 2050. Any change requested by StarBand to the Spacenet allocated addresses must be agreed to by the parties.

         (vi) StarBand authorizes Spacenet to (a) monitor and record calls and transmissions using the Internet Connectivity Service and calls or transmissions to Spacenet concerning the Internet Connectivity Service in order to detect fraud, check quality and operate, maintain and repair the Internet Connectivity Service; and (b) disclose such information to the extent Spacenet deems it is legally required.

6.       StarBand Warranty.

         StarBand warrants that its use of the Internet Connectivity Service, the content and all matters related thereto will at all times comply with all applicable laws, regulations and written and electronic instructions for use. Spacenet reserves the right to terminate or suspend Internet Connectivity Service and/or remove StarBand or end users' content from the Internet Connectivity Service if Spacenet (i) determines, in its sole discretion, that Spacenet's public image, reputation or goodwill will be adversely affected or that such use or content does not conform with the requirements set forth in this Agreement, or that Spacenet could be subject to liability; or (ii) receives notice from anyone that StarBand's or end users' use or content may violate any laws or regulations. Spacenet's actions or inaction under this Section shall not constitute review or approval of StarBand's or end users' use or content.

7.       Limitation of Liability.

         (i) Spacenet shall not be responsible for the operation or maintenance of any StarBand-provided communication equipment. Spacenet shall not be responsible for the transmission or reception of signals by StarBand-provided equipment or for the quality of, or defects in, such transmission and/or equipment.

         (ii) Spacenet shall not be liable for any damages arising out of or relating to: interoperability, interaction or interconnection problems with applications, equipment,

                                  CONFIDENTIAL
                                    ATT. F-3
                  services or networks provided by StarBand or third parties; service interruptions or lost or altered messages or transmissions, except as otherwise provided herein or in a tariff; or, unauthorized access to or theft, alteration, loss or destruction of StarBand's, users' or third parties' applications, content, data, programs, information, network or systems.

         (iii) Spacenet shall not be responsible for: (a) service impairments caused by acts within the control of StarBand, its agents, subcontractors, suppliers, licensees or users; (b) interoperability of specific StarBand applications; (c) inability of StarBand or any user to access or interact with any other service providers, networks, users or informational or computing resources through the Internet; (d) interactions with third parties through the Internet; (e) services or equipment provided by third parties; or, (f) performance impairments caused elsewhere on the Internet. Spacenet shall not be liable for unauthorized access by third parties to StarBand's or its users' or third parties transmission facilities or premises equipment or for unauthorized access to or alteration, theft, loss or destruction of StarBand's or its user's or third party's network, systems, applications, data files, programs, procedures or information through accident, fraudulent means or devices, or any other method.

         (iv) Spacenet does not warrant that the Internet Connectivity Service will be uninterrupted or error-free, or that the Internet Connectivity Service will meet StarBand's requirements or that the Internet Connectivity Service will prevent unauthorized access by third parties. Spacenet does not authorize anyone to make a warranty of any kind on its behalf and StarBand should not rely on anyone making such statements.

         (v) StarBand shall indemnify, defend and hold Spacenet harmless from and against any and all injuries, loss or damage (including attorney's fees and court costs and including claims for infringement of third party proprietary rights) (a) made by any end user of StarBand in connection with the delivery or consumption of Internet Connectivity Service, (b) arising out of any commission or negligent omission by StarBand in connection with the Internet Connectivity Service, or (c) arising from StarBand's negligence or willful misconduct.

         (vi) Spacenet does not monitor and shall have no liability or responsibility whatsoever for the content of any transmissions or communications transmitted or otherwise disseminated via the Internet Connectivity Service, and StarBand shall indemnify and hold Spacenet harmless from any and all claims (including claims by governmental entities seeking to impose penal sanctions) related, directly or indirectly, to such content. Spacenet provides only access to the Internet; Spacenet does not operate or control the information, services, opinions or other content of the Internet. StarBand agrees that it shall make no claim whatsoever against Spacenet relating to the content of the Internet or respecting any information, product, service or software ordered through or provided by virtue of the Internet.

                                  CONFIDENTIAL
                                    ATT. F-4

8.       Acceptable Use Policy.

         StarBand's use of the Internet Access Service shall at all times comply with Spacenet's then-current Acceptable Use Policy and Privacy Policy, as amended by Spacenet from time to time in its sole discretion. Spacenet will notify StarBand of complaints received by Spacenet regarding each incident of alleged violation of Spacenet's Acceptable Use Policy by StarBand or third parties that have gained access to the Internet Access Service through StarBand. StarBand agrees that it will promptly investigate all such complaints and take all necessary actions to remedy any actual violations of Spacenet's Acceptable Use Policy. Spacenet may, in its sole discretion, identify to the complainant that StarBand, or a third party that gained access to the Internet Access Service through StarBand, is investigating the complaint and may provide the complainant with the necessary information to contact StarBand directly to resolve the complaint. StarBand shall promptly identify a representative for the purpose of receiving such communications. Spacenet reserves the right to install and use, or to have StarBand install and use, any appropriate devices to prevent violations of its Acceptable Use Policy, including devices designed to filter or terminate access to the Internet Access Service.

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                                  CONFIDENTIAL
                                    ATT. F-5

                                  ATTACHMENT G

                                NON-COMPETE TERMS


During the term of this Agreement (including all renewals thereof), Gilat and Spacenet, hereby agree that they shall not, and shall not permit any of their Subsidiaries to, (a) directly or indirectly, offer in North America (i.e., the United States, Canada and Mexico), any products or services competitive with the G/S Products & Services that are the subject of this Agreement, including, without limitation, selling, offering for sale or distributing free of charge, customer premises equipment ("CPE") or any other products, services, equipment or other items related to the provision by StarBand of such goods and services (provided that Spacenet shall not be prohibited from conducting in North America its Existing VSAT Business with existing customers of Spacenet and Large Businesses), (b) without StarBand's prior written consent amend their respective organizational documents, or (c) enter into or permit to exist any transaction with StarBand unless such transaction is negotiated and consummated on an arm's length basis and upon terms and conditions no less favorable than those which StarBand could reasonably expect to be offered by a third party in a substantially similar transaction. For purposes of this paragraph, (a) "Existing VSAT Business" means the sale, marketing, service support of VSAT equipment and VSAT-based network services and the installation of such equipment; and (b) a "Large Business" means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, authority or other body that (i) has at least 100 VSAT sites and
(ii) is centrally billed, but that is not (A) an Internet Service Provider or
(B) a provider of access to the service (two-way broadband connectivity via satellite) at a residence or "small office, home office" through an arrangement whereby it would be reasonably likely that the provider of such access would be paid for such access, if it was not obtaining another commercial benefit therefrom.

In addition to the foregoing, Spacenet and Gilat represent and warrant that an Equipment Purchase Agreement, dated as of December 23, 1991 (as from time to time amended, modified or supplemented, the "Gilat/Spacenet Equipment Agreement"), by and between Gilat and Spacenet (as successor in interest to GTE Spacenet Corporation) constitutes the legal, valid and binding obligation of Gilat and Spacenet, enforceable against each of them in accordance with its terms. During the term of this Agreement (including all renewals thereof), Gilat and Spacenet shall (a) preserve and maintain their corporate existence and all of their material franchises, licenses, rights and privileges, and (b) each remain a corporation duly organized and in good standing under the respective laws of their incorporation jurisdiction. In addition, Gilat and Spacenet shall ensure that during the term of this Agreement (including all renewals thereof), the Gilat/Spacenet Equipment Agreement (a) shall continue to be a valid and binding obligation of each of Gilat and Spacenet, enforceable against each of them in accordance with its terms, and (b) shall not, without the prior written consent of StarBand, be amended, modified or supplemented. In addition, Gilat and Spacenet shall take no action whatsoever that, after giving effect thereto, would impair Spacenet's exclusive rights to sell VSAT products under the Gilat/Spacenet Equipment Agreement.

                                  CONFIDENTIAL
                                       G-1

In addition to the foregoing, Gilat and Spacenet further represent and warrant that they will sell G/S Products & Services to other parties only pursuant to written terms and conditions that are expressly limited in such a manner that will not impair StarBand's rights hereunder. Gilat and Spacenet further agree to use reasonable efforts to stop and/or discourage activities of other parties that might attempt to sell G/S Products & Services in the business segments described above that are exclusively StarBand's, and to cooperate with StarBand in this regard.

The preceding paragraphs shall apply to all two-way satellite products now in existence or that are developed during the term of this agreement (including all renewals thereof) by Gilat, Spacenet, or affiliates of either company, which shall be made available to StarBand on mutually agreeable terms and conditions.

During the term of this Agreement (including all renewals thereof), StarBand agrees that it shall not, in North America, offer to Large Businesses products and services substantially similar to the products and services that compete with the Existing VSAT Business, it being understood that nothing contained herein shall prevent StarBand from providing any services whatsoever to any Person that is not a Large Business.

The parties acknowledge that (a) Gilat intends to establish a separate entity that is tentatively to be called StarBand Latin America (for the purpose of selling VSAT equipment and services in Latin America, including Mexico); and (b) StarBand will acquire [*] of the equity, and an option to purchase another [*] of such equity in the new entity in exchange for granting StarBand Latin America the exclusive rights to sell VSAT products and services in Mexico. StarBand hereby agrees that upon such occurrence, the term "North America" as used in this Attachment shall be limited to the United States and Canada, and Mexico shall be deleted from the StarBand territory.

Gilat, Spacenet and StarBand each acknowledge that the covenants set forth above pertaining to them contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve for the benefit of the Parties the goodwill of StarBand and Spacenet and to protect the legitimate business interests of the Parties. If, however, the covenants set forth above are determined by any court of competent jurisdiction to be unenforceable by reason of their duration or the scope of the geographical area covered or in any other respect, they will be interpreted to extend only over the longest period of time for which they may be enforceable and/or over the largest geographical area as to which they may be enforceable and/or to the maximum extent in all other aspects as to which they may be enforceable, all as determined by such court in such action.

These Non-Compete Terms shall terminate upon the termination of the Agreement by either party thereto in accordance with the terms thereof.



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[*] Certain information on this page has been omitted and filed separately with
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                                  CONFIDENTIAL
                                       G-2

                                  ATTACHMENT H

                       PRODUCT PERFORMANCE SPECIFICATIONS



1.       SKYSTAR ADVANTAGE PRODUCT (FOR CONSUMERS)



Performance Plan (number of subscribers per hub ):


         ----------------------------------------------------------------------------------------
         Date:                      As of 12/31/00           After 9/1/01         After 3/1/02
         ----------------------------------------------------------------------------------------
         Sub per hub:                     [*]                      [*]                 [*]
         ----------------------------------------------------------------------------------------



2.       SKYBLASTER PRODUCT (FOR CONSUMERS)

Performance Plan  (number of subscribers per hub)



         ----------------------------------------------------------------------------------------
         Date:                      As of 12/31/00           After 9/1/01         After 3/1/02
         ----------------------------------------------------------------------------------------
         Sub per hub:                     [*]                      [*]                  [*]
         ----------------------------------------------------------------------------------------




[*] Certain information on this page has been omitted and filed separately with
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    omitted portions





                                  CONFIDENTIAL
                                    ATT. H-1

                                  ATTACHMENT I

                      Telecommunications Services Agreement





                                  CONFIDENTIAL
                                    ATT. I-1

                     Telecommunications Services Agreement


This Telecommunications Services Agreement ("Agreement") is entered into as of the 15th day of February, 2000, by and between Spacenet Inc. ("Spacenet"), a Delaware corporation and wholly-owned subsidiary of Gilat Satellite Networks, Ltd., and Newco ("Newco"), a Delaware corporation, pursuant to which Spacenet agrees to provide Newco with telecommunications facilities and services necessary to provide satellite communications services in connection with Newco's proposed satellite direct-to-home telecommunications services.

       WHEREAS, Spacenet and Newco are related entities and Spacenet wishes to assist Newco in the development of its business; and

       WHEREAS, Spacenet has and operates certain satellite transmission and reception facilities and services that Newco can use to provide the services it contemplates until such time as Newco may obtain the necessary authorizations to own and/or operate those, or other, facilities;


NOW THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the parties hereto hereby agree as follows:

1.     Services

       1.1 Spacenet Services and Direct-to-Home Services. Spacenet shall provide to Newco, twenty-four (24) hours per day, three hundred sixty-five (365) days per year, uplink and associated satellite transport services from Spacenet's satellite earth station hubs and the uplink and reception services of submeter and other VSAT terminals licensed to Spacenet, including access to transmission and switching facilities necessary to transmit and terminate Newco's telecommunications traffic to all termination points accessible to Spacenet (the "Spacenet Services"). The Spacenet Services shall be defined, not later than the Milestone One Achievement Date (as such term is defined in that certain Broadband Access Services Supply Agreement, dated as of February 15, 2000 (as from time to time amended, modified or supplemented, the "Supply Agreement"), in a statement of work (such statement of work to be in form and substance satisfactory to MSN (as defined below), the "SOW")) to be attached hereto as Exhibit A. Newco will use the Spacenet Services to provide such telecommunications services to customers in the contiguous United States, (and as appropriate in Canada and Mexico) as Newco may offer from time-to-time ("Direct-to-Home Services"). It is understood that the Direct-to-Home Services will be primarily to provide Internet access and related services and direct broadcast satellite services to Newco customers. As part of the Spacenet Services, Spacenet shall also provide all personnel and utilities (e.g., electricity, water, heat, air conditioning, etc.) at the Spacenet facilities that are necessary for Newco to provide the Direct-to-Home Services.

               1.1.1 Spacenet personnel will continuously monitor the Spacenet Services and the Direct-to-Home Services and will communicate with Newco's Operational Contracts (as defined in Paragraph 9 below) as promptly as possible regarding any technical problems with

Newco's equipment, Newco's signal(s) or such services. Spacenet will assign properly qualified and experienced personnel to perform the Spacenet Services described in this Agreement. Spacenet shall assume the responsibility for day-to-day management and performance of the Spacenet Services and shall ensure, without limitation, that the appropriate resources are available and utilized to perform the Spacenet Services in accordance with this Agreement. For good cause, Newco may reasonably request that Spacenet remove any of Spacenet's personnel from performance of the Spacenet Services under this Agreement, and Spacenet agrees to promptly comply with such requests. Spacenet also understands and agrees that it shall be solely responsible for the performance of any subcontractors that may be required in order for Spacenet to perform the Spacenet Services.

               1.1.2 Spacenet will provide to Newco, use of such reasonable space as may be necessary to permit Newco to locate its equipment at Spacenet's facilities. In consideration for this, Newco will reimburse Spacenet for the actual direct cost to Spacenet of the space used by Newco and reimbursement will be made in accordance with Paragraph 6 below.

       1.2 Service Initiation. Spacenet shall make the Spacenet Services available to Newco on the date on which this Agreement has been fully executed.

       1.3 Additional Services. If Newco wishes to have Spacenet perform additional services under this Agreement, then those additional services shall be subject to availability and shall be added to this Agreement upon the written agreement of the parties. If any such services cause an increase in the cost of performing the Spacenet Services, or otherwise affects any other provisions of this Agreement, then the addition of such services shall be subject to good faith negotiation and acceptance by both parties prior to the performance of such services.

2.     Newco-Supplied Equipment

       2.1 Newco Equipment. In the event Newco determines to supply any equipment (the "Newco Equipment") in connection with this Agreement:

             2.1.1 Newco Equipment shall remain the property of Newco, and maintenance, repair, or replacement of Newco Equipment shall be the sole responsibility of Newco unless otherwise agreed. Upon expiration or termination of this Agreement, Newco agrees to promptly remove Newco Equipment from Spacenet's facilities.

              2.1.2 Except for emergencies, Newco shall have access to the Newco Equipment for normal maintenance purposes form 08:00 to 17:00 local time, weekends and holidays excluded, and Newco shall give Spacenet a minimum of twenty-four (24) hours advance notice of its need to gain such access.
Newco shall have access to the Newco Equipment for emergency servicing purposes at any time upon telephonic or facsimile notice to Spacenet, and in such case Newco shall give Spacenet as much advanced notice as is feasible before seeking access to the Newco equipment.

3.     Responsibilities.

       3.1   Newco.

             3.1.1 Newco shall be solely responsible for delivery of its signal(s) to the mutually agreed demarcation point at Spacenet hubs. Spacenet shall be responsible for the actual connection of Newco's network to the facilities at the demarcation point.

             3.1.2 Newco shall not use, or knowingly permit anyone to use, the demarcation point, Spacenet's system or hubs for any use or purpose not permitted by law.

             3.1.3 Newco shall be responsible for establishing the rates it charges its customers and for billing and collecting from its customers any charges for the Direct-to-Home Services that Newco provides through Spacenet's facilities. Newco is responsible for payment of the total invoiced amount from Spacenet regardless of whether Newco is paid for those services by its customers.

       3.2   Spacenet.

             3.2.1 Spacenet shall uplink Newco's signal(s) to the transponder(s) on the telecommunication satellites that are accessed by the facilities.

             3.2.2 Spacenet shall provide all necessary facilities and equipment (including any necessary spare parts) that are necessary to uplink Newco's signal(s) in accordance with this Agreement after the demarcation point.

             3.2.3 All equipment provided by Spacenet shall remain the property of Spacenet; all equipment provided by Newco shall remain the property of Newco.

4.     Compliance with Technical Specifications.

       4.1 Newco shall comply with (i) Spacenet's technical specifications from time to time set forth in the SOW so as to enable Spacenet to provide the Spacenet Services, and (ii) all policies and procedures of the Spacenet hubs, as notified to Newco in writing in advance.

       4.2 Spacenet shall comply with all operational guidelines, specifications and requirements provided by Newco, to the extent consistent with Spacenet facilities and existing commitments to other customers. Upon Spacenet's request, Newco shall furnish any technical information or specifications relating to the Direct-to-Home Services as may be reasonably required by Spacenet.

5.     Charges.

       5.1 Service Charge. The Spacenet Services will be provided to Newco free-of-charge except as specified below:

             (a) To the extent Spacenet incurs actual direct costs relating to its performance of the Spacenet Services as set forth in the SOW, Newco shall reimburse Spacenet for such actual direct costs incurred by Spacenet in accordance with a budget to be agreed by Newco and Spacenet. If the amount with respect to which Spacenet is seeking reimbursement exceeds such budget, then such reimbursement shall be subject to Newco approval and will be based upon Spacenet's submission to Newco of reasonable documentation substantiating the cost overruns.
             (b) Likewise, based on reasonable substantiating documentation, Newco shall reimburse Spacenet for the actual direct costs it incurs to employ specifically dedicated Spacenet personnel at the Spacenet facilities necessary for Newco to provide the Direct-to-Home Service, as specified in the SOW. There will be no charge to Newco for the utilities referenced in Paragraph 1.1.
             (c) It is anticipated that Newco will need to place certain of its dedicated personnel at Spacenet facilities in connection with this Agreement. If circumstances arise in connection with this Agreement where Newco requires the use of specified Spacenet personnel to perform certain services, Spacenet may charge Newco for the actual direct costs it incurs in making such personnel available to Newco.

       For purposes of this Agreement, "actual direct costs" are those costs that are necessarily incurred by Spacenet to perform the Spacenet Services (without the addition of any mark-up or other increase).

       5.2 Payment. Charges for the items specified above, and for any additional services or Spacenet-supplied equipment agreed upon by the parties, shall be invoiced at the time such services are rendered or the equipment is provided and Newco shall make payment by wire transfer to the Spacenet's designated bank account within thirty (30) days of the date of the invoice.

       5.3 Late Payment. If any payment is not received by Spacenet within thirty (30) days after the date of invoice, then, unless such payment is the subject of a good faith dispute between the parties, such overdue amount shall be subject to late payment charges at the lower of 10% per annum, or the highest legally permissible rate of interest, until the date payment is actually received.

       5.4 Taxes. Newco acknowledges and understands that all charges are computed exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), including without limitation, any tax or charge levied to support the Universal Service Fund contemplated by the Telecommunications Act of 1996, whether charged to or against Spacenet, its suppliers or affiliates or Newco for the Service provided to Newco ("Taxes"). Such Taxes shall be paid by Newco in addition to all other charges provided for herein.

       5.5 Audit Rights. Spacenet agrees to keep all usual and proper books of account and records and all usual and proper entries and other documentation relating to the Spacenet Services and the Direct-to-Home Services. Newco shall have the right to cause an audit and inspection to be made of such books and records, entries and documentation of Spacenet as they relate to Spacenet's obligations under this Agreement. Such audit shall be conducted by an independent, third party auditor selected by Newco and all information disclosed and/or provided to such auditor in connection with such audit will be subject to an appropriate prior written confidentiality agreement. Any such audit shall be conducted, to the extent possible, in a manner that does not interfere with the ordinary business operations of Spacenet. Any such audit shall be paid for by Newco unless material discrepancies are disclosed in the auditor's report. "Material" shall mean a five percent (5%) or greater discrepancy between information previously reported to Newco by Spacenet and that information contained in the auditor's report. If material discrepancies are disclosed, Spacenet agrees to pay for the costs associated with the audit, in addition to the amount of the discrepancy paid by Newco to Spacenet plus interest at the highest LIBOR rate from time to time set forth in the Wall Street Journal in the United States plus six (6) percentage points (or, if less, at a rate equal to the highest rate permitted under applicable law).

6.     Representations and Warranties.

       6.1    Spacenet and Newco each represent and warrant to the other that:

              6.1.1 It has the right, power and authority to enter into and perform its respective obligations under this Agreement; and

              6.1.2 It has taken all requisite corporate action to approve execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself in accordance with its terms.

       6.2 Spacenet represents and warrants that its uplink facilities are fully licensed and in compliance with all Federal Communications Commission ("FCC") rules and regulations concerning satellite signal reception and transmission and that it has, or will have prior to the commencement of service, the authority necessary to permit it and Newco to operate with the submeter VSAT facilities within the contiguous United States. In addition, Spacenet represents and warrants that all material necessary or appropriate licenses, clearances, permits, authorizations or permissions to which it is subject in connection with the transactions contemplated hereby (except with respect to local permits and zoning approvals), or which it must obtain by virtue of its ownership of or operation of its telecommunications facilities, have been or shall be obtained in a timely manner, and shall be maintained for the duration of this Agreement.

       6.3 Spacenet represents and warrants that the Spacenet Services to be performed hereunder shall be of professional quality and shall be performed strictly in accordance with the requirements of this Agreement and the SOW, as well as in accordance with generally accepted satellite services industry standards for the performance of services similar to, or the same as, the Spacenet Services.

7. Term. This Agreement shall become effective upon signature by both parties and shall continue in effect for a period of twelve (12) months, unless terminated by mutual agreement of the parties (the "Original Term"). Thereafter, it shall, at MSN's option, be renewable for up to four (4) years.

8. Termination. Either party may terminate this Agreement due to a material breach of this Agreement by the other party. The non-breaching party shall provide written notice to the breaching party of the alleged breach, and the breaching party shall have sixty (60) days to cure the breach. If the breach has not been cured within this sixty-day period, then the non-breaching party may terminate upon thirty (30) days' written notice. Newco shall pay Spacenet in accordance with this Agreement for all Spacenet Services performed up to and including the effective date of termination.

9. Operational Contacts and Notices. If Newco has any technical problems with Newco's Equipment, Newco's signal(s), the Spacenet Services or the Direct-to-Home Services, Newco may call Spacenet's Network Management Center on a twenty-four (24) hour, seven (7) days a week basis. Spacenet will communicate with Newco as promptly as possible regarding any technical problems with Newco's Equipment, Newco's signal(s), the Spacenet Services and/or the Direct-to-Home Services. For purposes of these communications between Spacenet and Newco, each of Spacenet and Newco agree to designate contact personnel and notify each other in writing of such designations ("Operational Contacts"). Each party shall update its list of Operational Contacts as needed. Spacenet shall not be responsible for any interruptions or other technical problems with Newco's Equipment, Newco's signals(s) or the Direct-to-Home Services in the event that Spacenet has attempted to communicate with Newco's Operational Contacts according to the information provided by Newco to Spacenet and Spacenet is unable to establish communications with them.

10.    Confidentiality of Information.

       10.1 From time to time, the parties may make available to each other information of a confidential nature about or relating to the disclosing party and/or its subsidiaries and affiliates, including, but not limited to, technical data, test and analysis data, marketing, application, financial, bookkeeping, business, and customer information in a written form or orally.
The recipient shall not disclose such information to others (including potential customers), or use such information without the prior written consent of the disclosing party and only as necessary to carry out the terms of this Agreement. The recipient shall treat such information with the same care as he would exercise in the handling of its own confidential or proprietary information, but in no event less than reasonable care and in no event shall such information be disclosed to any person including employees, consultants and/or contractors and/or potential and actual customers, unless such person or entity is bound by or specifically undertakes a like obligation of confidentiality. This Section 10 shall not apply to disclosures of confidential information by either Newco or Spacenet to MSN or any MSN Affiliate. Upon termination or cancellation of this Agreement for any reason, all such data, proprietary information and confidential information of the disclosing party shall be immediately returned by the recipient and the limitations and undertakings specified in this paragraph shall remain in effect.

       10.2 Confidential information, as referred to in this Article 10, shall not include information (i) that is or becomes public knowledge through no fault of the recipient; or (ii) that is known to the recipient at the time of disclosure by the disclosing party as evidenced by the recipient's written records; (iii) that is disclosed to the recipient on an non-confidential basis by a third party having no obligation of secrecy to the disclosing party; (iv) that must be disclosed in order to comply with any applicable laws and regulations, or as a part of required regulatory filings, or which must be disclosed by an order of a court of competent jurisdiction, provided that the party making such disclosure shall seek confidential treatment of such information to the maximum extent possible; and (v) that must be disclosed to a party's insurance broker or agent in order to obtain insurance, provided that such broker or agent agrees in writing to the confidential treatment of such information prior to disclosure.

11.    Indemnity/Limitation of Liability.

       11.1 Spacenet shall defend, indemnify and save Newco harmless from and against injuries, loss or damage to Newco's employees or its tangible personal property or to the person or tangible personal property of third parties to the extent caused by the willful or negligent acts or omissions of Spacenet.

       11.2 Newco shall defend, indemnify and save Spacenet harmless from and against injuries, loss, or damage to Spacenet's employees or its tangible personal property or to the person or tangible personal property of third parties to the extent caused by the willful or negligent acts of omissions of Newco.

       11.3   With respect to the indemnifications provided under Paragraphs
11.1 and 11.2 above, the indemnifying party shall control the defense of and shall defend or settle, at its own expense, all suits or proceedings arising out of the indemnified acts or omissions, provided that the indemnified party gives prompt notice of any such claim of which it learns. In all events, the indemnified party shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing at its own expense.

       11.4 The liability of either party for claims for direct damages arising out of or in connection with this Agreement or any particular Service hereunder shall in the aggregate, be limited to the total payments paid or payable per year to Spacenet hereunder.

       11.5 UNDER NO CIRCUMSTANCES SHALL EITHER NEWCO OR SPACENET BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (HOWEVER ARISING), INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT, LOSS OF USE, LOSS OF REVENUES OR DAMAGES TO BUSINESS OR REPUTATION ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY ASPECT OF THIS AGREEMENT WHETHER OR NOT NEWCO OR SPACENET SHALL HAVE BEEN MADE AWARE OF THE POSSIBILITY OF SUCH LOSS. THE FOREGOING NOTWITHSTANDING, IN THE CASE OF DEATH OR INJURY TO THIRD PARTIES OR DAMAGE TO TANGIBLE PERSONAL PROPERTY OF THIRD PARTIES UNDER ARTICLES 11.1 AND 11.2 ABOVE, THIS ARTICLE 11.4 SHALL NOT APPLY.

12. Waiver. No delay or failure of Spacenet or Newco to insist on performance of any of the terms or conditions herein or to exercise any right or privilege, or either party's waiver of any breach hereunder, shall be construed to be a waiver thereof or a waiver of any other terms, conditions or privileges, whether of the same or similar type.

13.    Notices.

       13.1 Emergencies. Each party shall provide the other party with a telephone number to be used for routine and emergency operational notifications, which telephone number shall be continuously monitored and staffed (twenty-four
(24) hours per day, seven (7) days per week) so as to enable the receipt of such notices of all times. When appropriate, any such telephonic notifications shall be followed by written notification as described in Paragraph 13.2 below.

       13.2 General. All notices and requests required or authorized hereunder, shall, except where specifically provided otherwise, be given either in writing by personal delivery to the party to whom notice is to be given, or sent by registered mail, addressed to the party intended at its address set forth in the caption above or by telex, cable, or facsimile. The date of actual delivery of a telex, cable or facsimile in the case of personal delivery or the date upon which it is deposited in the mail in the case of notice by mail, shall be deemed to be the date of such notice. Notices shall be addressed to the other party as follows:


       Spacenet:                          [TBD]

       Emergency Telephone Number:        [TBD]

       Newco:                             [TBD]

       Emergency Telephone Number:        [TBD]

Either party may change the name and/or address by written notice to the other party in conformity with this Paragraph 13.2 and the date upon which the change becomes effective.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions.

15. Third-Party Beneficiary. Each of Spacenet and Newco hereby agree that The Microsoft Network, L.L.C., a Delaware limited liability company ("MSN") is an express third-party beneficiary of this Agreement. With the exception of MSN, the provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from these provisions.

16. No Assignment or Delegation. Neither party shall assign this Agreement or delegate any of its responsibilities or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, which consent may be reasonably conditioned but shall not be unreasonably withheld or delayed. Any attempted assignment or delegation made without such consent shall be null and void.

17. Severability. If any term or provision of this Agreement shall, to any extent, be determined to be invalid or unenforceable by a court or body of competent jurisdiction, then (a) both parties shall be relieved of all obligations arising under such provision and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid and enforceable while preserving its intent, and (b) the remainder of this Agreement shall be valid and enforceable.

18. Survival of Terms and Conditions. The terms and conditions of this Agreement that by their nature extend beyond termination of this Agreement shall survive the expiration or termination of this Agreement to the full extent necessary for their enforcement and for the protection of the party in whose favor they operate.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

20. Agreement. This Agreement is binding upon and shall inure to the benefit of the parties hereto and upon their respective successors and permitted assigns.

21. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings, oral agreements and/or writings between the parties regarding the subjects within this Agreement. This Agreement may only be amended or modified in writing signed by Newco and Spacenet.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties by persons authorized in that behalf at Redmond, Washington.


                                                SPACENET INC.

                                                By: /s/ Yoav Leibovitch
                                                --------------------------
                                                Name:   Yoav Leibovitch
                                                Title:  Authorized Officer


                                                NEWCO

                                                By: /s/ Joshua Levinberg
                                                --------------------------
                                                Name:   Joshua Levinberg
                                                Title:  Authorized Officer


                                     - 2 -